UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
Markel Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MARKEL GROUP INC.
Notice of Annual Meeting of Shareholders
To the Shareholders of Markel Group Inc.:
Notice is hereby given that the 2026 Annual Meeting of Shareholders of Markel Group Inc. (the Company) will be held at the University of Richmond's Robins Center, 365 College Road, Richmond, Virginia on Wednesday, May 20, 2026, starting at 2:00 p.m. ET.
The purposes for which the meeting is being held are:
1.To elect the director nominees listed in the accompanying Proxy Statement to the Board of Directors to serve until the next annual meeting of shareholders;
2.To hold an advisory vote on approval of executive compensation;
3.To ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company's independent registered public accounting firm for the year ending December 31, 2026;
4.To approve an amendment to the Company's Amended and Restated Articles of Incorporation (the Articles);
5.To vote on two shareholder proposals if properly presented at the meeting; and
6.To transact such other business as may properly come before the meeting.
This year, we are again taking advantage of the Securities and Exchange Commission rule allowing shareholders to receive proxy materials over the Internet. A notice of internet availability of proxy materials was mailed or emailed to most beneficial owners of our shares on or about April 2, 2026. Shareholders can request a paper or email copy of the proxy materials by following the instructions in the notice. In any case, it is important that your shares be represented and voted. Whether or not you expect to attend the meeting in person, you are requested to promptly vote and submit your proxy by phone, via the Internet, or, if you have received a paper copy of the proxy materials by mail, by signing, dating, and returning your proxy card in the envelope provided, on which no postage is needed if mailed in the United States.
A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2025 is being mailed with this Notice and the Proxy Statement to shareholders receiving paper copies.
You are cordially invited to attend the meeting. Directions to attend the in-person meeting may be obtained by writing Investor Relations, at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060 or by emailing IR@markel.com. Registration is required if you plan to attend the meeting. We encourage you to register in advance, and to review the event and venue information made available, at www.MKLReunion.com.

By Order of the Board of Directors
Richard R. Grinnan Secretary
April 2, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2026 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2026
The Company's Proxy Statement for the 2026 Annual Meeting of Shareholders and the Company's 2025 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available at www.mklgroup.com/proxymaterials.

MARKEL GROUP INC.
4521 Highwoods Parkway
Glen Allen, Virginia 23060

PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 20, 2026

The accompanying proxy is solicited by the Board of Directors (the Board) of Markel Group Inc. (Markel Group, or the Company) for use at the 2026 Annual Meeting of Shareholders of the Company (the 2026 Annual Meeting) to be held May 20, 2026, or any adjournments of the meeting, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Shareholders. A Notice of Internet Availability of Proxy Materials (the E-Proxy Notice), containing instructions on how to access this Proxy Statement and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2025 (the Annual Report to Shareholders) online, was mailed or emailed to most of the Company's shareholders on or about April 2, 2026. On or about that date, we also began mailing a full set of proxy materials to other shareholders, including those shareholders who had previously requested paper copies of our proxy materials.
If you received the E-Proxy Notice by mail, you will not automatically receive a paper copy of the proxy materials. Instead, the E-Proxy Notice instructs you how you may access and review all of the important information contained in the proxy materials, including the Annual Report to Shareholders. The E-Proxy Notice also instructs you how you may submit your proxy. If you would like to receive a paper or email copy of our proxy materials, including the Annual Report to Shareholders, you should follow the instructions for requesting those materials included in the E-Proxy Notice.
Record Date
The Board has fixed the close of business on March 12, 2026 as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2026 Annual Meeting and any adjournments thereof. Each holder of record of the Company's common stock, no par value (the Common Stock), on the record date will be entitled to one vote for each share registered in the holder's name with respect to each matter properly brought before the 2026 Annual Meeting. As of the close of business on the record date, 12,547,039 shares of Common Stock were outstanding and entitled to vote at the 2026 Annual Meeting. A majority of the outstanding shares of Common Stock on the record date constitutes a quorum for the 2026 Annual Meeting. Abstentions and shares held of record by a broker or its nominee that are voted on any matter at the 2026 Annual Meeting are counted in determining a quorum.
Solicitation
If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail, telephone, electronic communication or personal interview by directors, officers and employees of the Company, none of whom will receive additional compensation for these services. The Company may retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not plan to do so. Costs of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of shares held by them.
Proxies
The shares represented by all properly executed proxies timely received by the Secretary of the Company will be voted as set forth in the proxy. Where no direction is given for a proposal on a timely received proxy, such proxy will be voted in the manner recommended by the Company for that proposal. Any proxy may be revoked at any time before the shares to which it relates are voted, either by written notice (which may be in the form of a substitute proxy bearing a later date delivered to the Secretary of the Company) or by attending the 2026 Annual Meeting and voting in person.

Householding
The Company has adopted the “householding” procedure approved by the Securities and Exchange Commission (SEC), which allows us to send one copy of the Proxy Statement, the Annual Report to Shareholders and/or the E-Proxy Notice to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed.
If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact our distribution agent, Broadridge Financial Solutions, by calling 1-866-540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.
Votes Required
The following table summarizes the votes required to approve each proposal that will be voted on at the 2026 Annual Meeting, how votes will be counted for each proposal and the Board's voting recommendation for each proposal:

Proposals	Voting Options	Votes Required	Effect of Abstentions and Broker Non-Votes	Broker Discretionary Voting Allowed	Board Recommendation
Election of directors	“FOR” “AGAINST” “ABSTAIN”	Majority of votes cast for each nominee[a]	No effect[c]	No	“FOR”
Advisory vote on approval of executive compensation	“FOR” “AGAINST” “ABSTAIN”	Majority of votes cast[a]	No effect[c]	No	“FOR”
Ratification of selection of Company's independent registered public accounting firm	“FOR” “AGAINST” “ABSTAIN”	Majority of votes cast[a]	No effect[c]	Yes	“FOR”
Approval of amendment to the Articles of Incorporation	“FOR” “AGAINST” “ABSTAIN”	More than two-thirds of all votes entitled to be cast[b]	Same as vote “AGAINST”[d]	No	“FOR”
Shareholder proposals	“FOR” “AGAINST” “ABSTAIN”	Majority of votes cast[a]	No effect[c]	No	“AGAINST”

[a]
A majority of votes cast means that the number of shares voted “FOR” a director nominee's election or a proposal must exceed the number of shares voted “AGAINST” the director nominee’s election or the proposal. In an uncontested election, if an incumbent nominee does not receive a majority of votes cast for the election of such nominee, such nominee will continue to serve on the Board as a “holdover director” and will be required to submit a letter of resignation promptly to the Board for consideration. In a contested election, where the number of nominees for director exceeds the number of directors to be elected, then the nominees receiving the most votes will be elected for the available positions.

[b]	More than two-thirds of all votes entitled to be cast means the number of shares voted “FOR” the proposal must exceed two-thirds of the shares entitled to vote on the proposal.

[c]	Abstentions and broker non-votes will not be counted as votes cast “FOR” or “AGAINST” the proposal.

[d]	Abstentions and broker non-votes will have the same effect as votes “AGAINST” the proposal.

ELECTION OF DIRECTORS
Nominees
Eleven incumbent directors are nominated for election to the Board for a one-year term expiring at the 2027 Annual Meeting of Shareholders or until their respective successors are elected and qualified. The Board currently consists of eleven directors.
All of the Company's current directors were elected by the shareholders at the 2025 Annual Meeting of Shareholders (the 2025 Annual Meeting). All of the Company's current directors, other than Mr. Michael, attended the 2025 Annual Meeting.
Each of the nominees has consented to being named as a nominee in this Proxy Statement, has agreed to serve if elected, and has furnished to the Company the information set forth in the following table. All nominees are expected to attend the 2026 Annual Meeting, absent unusual circumstances.
The Board recommends a vote FOR the election of the nominees named below. It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve for any reason (which is not now anticipated), the Board will name a substitute nominee, and the proxies will vote for that person.
The Board believes that each nominee possesses integrity; leadership and policy making experience; the communication and interpersonal skills necessary to function effectively as a member of a decision-making body; and the ability to act in the best interests of the shareholders in order to serve the Company. In addition, the nominees collectively bring to the Board a combination of business and financial expertise, community service, and diversity of experience and of background to equip the Board to deal with the range of issues it must address.

Mark M. Besca Independent Director Age: 66 Director Since: 2020 Board Committee: Audit, Chair
Key Experience, Qualifications, and Board Contributions

Mark Besca brings over 40 years of financial and accounting expertise to Markel Group. As Managing Partner for EY's New York Office, he oversaw audits for Fortune 500 companies in a variety of industries, including media, internet, telecommunications, financial services, and consumer products—industries that have relevance to Markel Group's portfolio of businesses. He championed EY's Long-Term Value and Stakeholder Capitalism initiative, aligning with Markel's focus on sustainable capital allocation and resilient income streams. Mr. Besca is considered a "financial expert" as defined by Item 407(d) of Regulation S-K under the Exchange Act.

Skills
•Senior Leadership •Financial Literacy/Capital Markets Experience •Business Development & Strategy •Regulatory/Government Risk Management and Compliance •Human Capital Management •M&A, Capital Markets
•Information Security Risk Management and Cybersecurity
•Corporate Sustainability and Impact Risk Management
•Marketing and Branding
•Global Business
•Other Public Company Board Service/Corporate Governance

Employment Experience

•EY (formerly Ernst & Young)
◦Leader of the Long-Term Value and Stakeholder Capitalism initiative, EY (2018 – 2020)
◦Managing Partner, New York City Office (2012 – 2018)
◦Northeast Managing Partner, Assurance and Advisory Business (2009 – 2011)
◦Audit Partner, Fortune 500 companies (2012 – 2020)

Current Public Company Directorships
•Las Vegas Sands (NYSE), Compliance Committee, Chair (2025 – Present) •Clarus Corporation (NASDAQ), Audit Committee, Chair (2024 – Present)

Other Directorships

•Pace University Board of Trustees, Trustee (2001 – Present); Chairman Emeritus (2021 – Present); Chairman (2013 – 2021)
•Roundabout Theatre Production Company (2024 – Present)
•David Rockefeller New York City Partnership, Fellow (Class of 1999)

Lawrence A. Cunningham Independent Director Age: 63 Director Since: 2023 Board Committee: Nominating/Corporate Governance, Chair
Key Experience, Qualifications, and Board Contributions

Lawrence A. Cunningham is a renowned authority on corporate governance, board practices, and value investing, with extensive experience gained as a researcher, author, lawyer and public company director. He is the Presiding Director of the John L. Weinberg Center for Corporate Governance at the University of Delaware and is a director and vice chairman of the board at Constellation Software Inc. Mr. Cunningham's work includes influential books such as The Essays of Warren Buffett, The AIG Story and Quality Investing.

Mr. Cunningham brings a unique combination of business and management expertise, legal acumen, academic thought leadership and public company board experience – a diverse background that greatly benefits Markel Group’s board in navigating strategic, governance and operational matters. As the 2018 recipient of the B. Kenneth West Lifetime Achievement Award from the National Association of Corporate Directors (NACD), Mr. Cunningham has demonstrated notable achievements throughout his board career, including dedication to the improvement of corporate governance practices and leadership. He possesses financial oversight expertise, evidenced by his testimony before Congress on Sarbanes-Oxley compliance, and his authorship of influential texts on accounting and investing.

Skills
	•Senior Leadership •Financial Literacy/Capital Markets Experience •Regulatory/Government Risk Management and Compliance •M&A, Capital Markets	•Information Security Risk Management and Cyber •Corporate Sustainability and Impact Risk Management •Other Public Company Board Service/Corporate Governance

Employment Experience

•Presiding Director, John L. Weinberg Center for Corporate Governance, University of Delaware (2024 – Present)
•Special Counsel, Mayer Brown (2023 – 2024)
•Professor of Corporate Governance, George Washington University (2006 – 2022)
•Professor and Vice Dean, Boston College Law School (2001 – 2006)
•Professor, Cardozo School of Law, Samuel and Ronnie Heyman Center on Corporate Governance (1994 – 2001)
•Corporate Associate, Cravath, Swaine & Moore LLP (1988 – 1994)

Current Public Company Directorships
•Constellation Software Inc. (Toronto Stock Exchange) (2017 – Present); Vice Chairman (2019 – Present)

Prior Public Company Directorships
•Kelly Partners Group Holdings Limited (Australia Stock Exchange) (2022 – 2025)

Other Directorships
•Ivey Business School, Ben Graham Centre for Value Investing (2020 – Present) •Museum of American Finance, Trustee (2017 – Present) and Editorial Board Member (2014 – Present)

Thomas S. Gayner Director Age: 64 Director Since: 2016
Key Experience, Qualifications, and Board Contributions

Thomas Gayner brings more than 35 years of executive leadership and investment expertise to Markel Group. As Chief Executive and Chief Investment Officer, he oversees the deployment of capital across insurance, industrial, financial, and consumer businesses, guiding Markel Group's strategic direction and growth. Mr. Gayner has profitably grown the equity portfolio at Markel Group since 1991, amassing an impressive investment track record over this time. Mr. Gayner is broadly recognized in the investment industry for his investment acumen and disciplined adherence to value investing principles.

Mr. Gayner brings executive management experience, comprehensive and in-depth understanding of the Company, and insight into the Company's strategic investment opportunities to the Board. His deep involvement in formulating the strategic direction of Markel Group and from serving in many different capacities enriches the Board's deliberations, providing insights that encompass both investment strategy and operational leadership of Markel Group's businesses. Mr. Gayner has significant experience managing risk and implementing investment strategies, developed during his career at Markel Group and through his experience as Chairman and member of the Audit and Finance Committees of Graham Holdings Company. Mr. Gayner has deep public company board and committee experience, expertise in board governance matters, and knowledge of the most pressing challenges facing global public companies through directorships at The Coca-Cola Company and Graham Holdings, and as the previous lead independent director of Cable One. Mr. Gayner also has significant transaction experience at Markel Group.

Skills
	•Senior Leadership •Financial Services or Insurance Industry •Financial Literacy/Capital Markets Experience •Business Development and Strategy •M&A, Capital Markets	•Corporate Sustainability and Impact Risk Management •Global Business •Other Public Company Board Service/Corporate Governance

Employment Experience

•Markel Group Inc.
◦Chief Executive Officer (2023 – Present)
◦Co-Chief Executive Officer (2016 – 2022)
◦President and Chief Investment Officer (2010 – 2015)
◦Director and President, Markel Gayner Asset Management (1990 – Present)
•Vice President, Davenport & Company of Virginia (1984 – 1986)
•CPA, PricewaterhouseCoopers LLP (1983 – 1984)

Current Public Company Directorships
•The Coca-Cola Company (2024 – Present) •Graham Holdings Company, (2007 – Present), Audit Committee (2007 – Present), Audit Committee Chairman (2009 – Present)

Prior Public Company Directorships
•Cable One Inc, Director (2015 – 2023) •Colfax Corporation, Director (2008 – 2022)

Other Directorships
•Investment Advisory Committee of the Virginia Retirement System (2009 – Present) •Davis Series Mutual Funds (2004 – 2025)

Greta J. Harris Independent Director Age: 65 Director Since: 2021 Board Committee: Nominating/Corporate Governance
Key Experience, Qualifications, and Board Contributions

Greta Harris is a seasoned executive with deep experience in corporate strategy, talent management, government relations, and community engagement. As President and CEO of Better Housing Coalition, she has led efforts to strengthen infrastructure, build partnerships, and expand affordable housing for thousands of families. Her prior leadership at Virginia Local Initiatives Support Corporation supported economic development across the Southern and Midwestern regions, including over $250 million in real estate projects in Central Virginia. Ms. Harris's work in community development and board service for organizations such as Greater Washington Partnership and the Virginia Redistricting Commission provides valuable insight into social and economic matters relevant to Markel Group.

Skills
	•Senior Leadership •Business Development and Strategy •Regulatory/Government Risk Management and Compliance	•Human Capital Management •Corporate Sustainability and Impact Risk Management •Marketing and Branding

Employment Experience
•President and CEO, Better Housing Coalition (2013 – Present)
•Senior Program Director and then Program Vice President at Local Initiatives Support Corporation (1997 – 2013)
•Senior Program Director, Local Initiatives Support Corporation (1997 – 2006)
•Executive Director, Richmond Neighborhood Housing Services (1992 – 1997)
•Project Developer, Greater Germantown Housing & Community Development Corporation (1989 – 1992)
•Project Architect, Johnson & Jones Architects (1985 – 1989)

Other Directorships

•National NeighborWorks Association (2025 – Present)
•The Richmonder (2024 – Present)
•Greater Washington Partnership (2022 – Present)
•Virginia Redistricting Commission, Co-Chairwoman (2021 – Present)
•Housing Partnership Network (2020 – Present)
•Richmond Jazz Society (2015 – Present)
•Virginia Tech Board of Visitors, Board Member (2016 – 2024)
•ChamberRVA, Board Member (2018 – 2023)
•City of Richmond's Economic Development Authority, Board Member (2010 – 2013)

Morgan E. Housel Independent Director Age: 42 Director Since: 2021 Board Committee: Nominating/Corporate Governance
Key Experience, Qualifications, and Board Contributions

Morgan Housel brings two decades of investment and financial research experience to Markel Group. As partner at Collaborative Fund, he leads investor communications, research, and due diligence, and serves on portfolio company boards. Mr. Housel is the author of best-selling books The Psychology of Money, Same as Ever, and The Art of Spending Money, recognized for their insights into investor psychology and long-term thinking. He is a two-time Best in Business Award winner and recipient of the New York Times Sidney Award. His books have sold over 11 million copies and have been translated into more than 60 languages. Mr. Housel’s investment analyst experience, investment research, risk management expertise and extensive knowledge of business history are valuable contributions to the Markel Group Board.

Mr. Housel provides great perspective and insight into the capital markets and long-term capital allocation decision-making, supporting Markel Group's approach to disciplined investment and value creation. His service as an independent director for financial institutions contributes to Markel Group's governance, risk oversight, and strategic planning.

Skills
•Financial Services or Insurance Industry •Financial Literacy/Capital Markets Experience •Human Capital Management •Technology/Innovation •Marketing and Branding
Employment Experience
•Partner, The Collaborative Fund (2016 – Present) •Columnist and Senior Analyst, The Motley Fool (2007 – 2016) •Columnist, The Wall Street Journal (2014 – 2015)

Other Directorships
•Long-Term Stock Exchange, Independent Director (2017 – 2018) •Camino Financial, Independent Director (2017 – 2018)

Diane Leopold Independent Director Age: 59 Director Since: 2018 Board Committee: Compensation, Chair
Key Experience, Qualifications, and Board Contributions

Diane Leopold brings to the Board over 35 years of expertise in operations, business development, financial planning, corporate strategy, mergers and acquisitions, market analysis and risk management from having served in senior executive roles with increasing management responsibility at publicly listed Dominion Energy. As COO and EVP of Dominion Energy, she managed operations in a highly regulated industry and worked closely with policymakers as chair of the American Gas Association and Interstate Natural Gas Association of America. Ms. Leopold has a broad perspective on stakeholder engagement and community relations from her roles on nonprofit and industry boards.

Skills
•Senior Leadership •Financial Literacy/Capital Markets Experience •Business Development & Strategy •Regulatory/Government Risk Management and Compliance •Human Capital Management •M&A, Capital Markets
•Information Security Risk Management and Cybersecurity
•Technology/Innovation
•Corporate Sustainability and Impact Risk Management
•Global Business
•Other Public Company Board Service/Corporate Governance

Employment Experience
•Dominion Energy
◦Chief Operating Officer (2020 – 2025)
◦Executive Vice President (2018 – 2025)
◦Co-Chief Operating Officer (2019 – 2020)
◦President and Chief Executive Officer, Gas Infrastructure Group (2017 – 2019)
◦President, Dominion Energy, Inc. (2014 – 2016)
◦Senior Vice President, Dominion Energy Gas Transmission (2012 – 2013)

Current Public Company Directorships

•CMS Energy Corp (NYSE) (2026) and Consumers Energy Co (NYSE) (2026), Compensation and Human Resources Committee and Finance Committee, for each (2026)
•nVent (NYSE) (2025 – Present), Audit and Finance Committee (2025 – Present)

Other Directorships

•The Atlantic Council (2025 – Present)
•World Pediatrics (2023 – Present)
•Nuclear Electric Insurance Limited (2022 – 2025)
•The Jamestown-Yorktown Foundation (2020 – 2025)
•GROW Capital Jobs Foundation, Board of Trustees (2019 – 2025)
•American Gas Association (2014 – 2024); Chairwoman (2020)
•Hampton Roads Alliance (2021 – 2023)
•Northern Virginia Technology Council (2020 – 2022)
•Virginia Union University Board of Trustees, Trustee (2016 – 2023)
•Dominion Energy Midstream Partners MLP (2017 – 2019 (when it became a wholly-owned subsidiary of Dominion Energy))
•Interstate Natural Gas Association of America (2014 – 2018); Chairwoman (2016 – 2017)
•Virginia Commonwealth University Foundation (2009 – 2015); Chairwoman (2014 – 2015)

Steven A. Markel Chairman of the Board Age: 77 Director Since: 1978
Key Experience, Qualifications, and Board Contributions

Steve Markel has been with Markel Group since 1975, bringing deep expertise in finance, investments, and company operations. He led Markel's IPO in 1986. Mr. Markel brings in-depth, intimate knowledge of the Company, its operations, its history and its challenges and opportunities. He is known for his analytical insight, attention to detail, and passion for the Company’s success. Mr. Markel's extensive set of relevant skills and experiences have enabled him to adroitly lead and position the Company for long-term success in his role as Chairman of the Board.

Skills
	•Senior Leadership •Financial Services or Insurance Industry •Financial Literacy/ Capital Markets Experience •Business Development & Strategy •Regulatory/Government Risk Management and Compliance	•Human Capital Management •M&A, Capital Markets •Corporate Sustainability and Impact Risk Management •Global Business •Other Public Company Board Service/Corporate Governance
Employment Experience
•Markel Group Inc. ◦Chairman of the Board (2020 – Present) ◦Vice Chairman of the Company (1992 – 2020) ◦Executive Vice President (1986 – 1992) ◦Treasurer (1975 – 1986)

Prior Public Company Directorships

•Union First Market Bankshares Corporation (2010 – 2014)
•First Market Bank (1998 – 2010)
•S&K Famous Brands (1996 – 2009)
•Fairfax Financial Holdings Limited (Toronto Stock Exchange) (1985 – 1998)
•Avemco Corp (1994 – 1997)

Jonathan E. Michael Independent Director Age: 72 Director Since: 2025 Board Committee: Audit
Key Experience, Qualifications, and Board Contributions

Jon Michael is a proven leader in specialty insurance, with over 20 years as Chief Executive Officer of RLI Corp., a close peer to Markel Insurance. Mr. Michael brings extensive public company board experience from RLI and SS&C Technologies Holdings, where he has served as lead independent director and chaired key committees. He is also a past chairman of the Property Casualty Insurers Association of America, served as interim president of Bradley University from 2024 to 2025, and is a Certified Public Accountant. Mr. Michael is considered a "financial expert" as defined by Item 407(d) of Regulation S-K under the Exchange Act.

Skills
•Senior Leadership
•Financial Services or Insurance Industry
•Financial Literacy/Capital Markets Experience
•Business Development & Strategy
•Regulatory/Government Risk Management and Compliance
•Human Capital Management

•M&A, Capital Markets
•Information Security Risk Management and Cybersecurity
•Technology/Innovation
•Corporate Sustainability and Impact Risk Management
•Marketing and Branding
•Other Public Company Board Service/Corporate Governance

Employment Experience
•RLI Corp.
◦Chief Executive Officer (2001 – 2021)
◦Chief Operating Officer (1994 – 2001)
◦Executive Vice President (1992 – 1994)
◦Chief Financial Officer (1985 – 1992)
•CPA, Coopers & Lybrand (1977 – 1982)
•Bradley University, Interim President (2024 – 2025)

Current Public Company Directorships

•SS&C Technologies Holdings, Inc. (Nasdaq) (2010 – Present)
◦Lead Independent Director (2022 – Present)
◦Compensation Committee, Chair (2024 – Present)
◦Audit Committee (2010 – 2024); Chair (2017 – 2023)
◦Nominating and Corporate Governance Committee (2013 – Present)

Prior Public Company Directorships
•RLI Corp. (NYSE) (1997 – 2024); Chairman (2011 – 2024) •Fieldstone Investment Corporation (Nasdaq) (2003 – 2007)

Other Directorships
•Bradley University Board of Trustees, Trustee (2016 – Present); Chairman (2024 – Present)

Harold L. Morrison, Jr. Independent Director Age: 68 Director Since: 2020 Board Committees: Audit, Compensation
Key Experience, Qualifications, and Board Contributions

Harold Morrison is a proven leader in the insurance industry, with over thirty years at The Chubb Corporation in operational leadership roles. He brings deep expertise in global insurance operations, specialty underwriting, and agent/broker partnerships. Mr. Morrison led the integration of 48 offices and 4,500 employees following the Chubb-ACE merger, ensuring operational efficiency, underwriting profit, expense control, customer retention and continuity across North America and Canada. As Chief Global Officer and Administrative Officer, he managed complex, international and U.S. operations spanning 120 offices in 28 countries.

Skills
	•Senior Leadership •Financial Services or Insurance Industry •Business Development & Strategy •Regulatory/Government Risk Management and Compliance •Human Capital Management	•Technology/Innovation •Corporate Sustainability and Impact Risk Management •Marketing and Branding •Global Business
Employment Experience
•Senior Vice President, Chubb Group and Division President, Field Operations, North America Insurance of Chubb Insurance Company (2016 – 2017)
•Executive Vice President and Chief Global Field Officer, The Chubb Corporation (2008 – 2016). Chief Administrative Officer responsibilities were added to his existing duties in 2011.

Other Directorships
•IMA Financial, Independent Director (2022 – Present), Compensation Committee, Chair (2024 – Present)

Michael O'Reilly Lead Independent Director Age: 82 Director Since: 2013 Board Committees: Audit, Nominating/Corporate Governance
Key Experience, Qualifications, and Board Contributions

Michael O'Reilly brings forty years of insurance industry experience from The Chubb Corporation, with deep expertise in investment management, reserve adequacy, capital management, financial disclosures, and corporate finance. He served as Vice Chairman and Chief Financial Officer at Chubb, and as Chairman of Alterra Capital Holdings Limited (Alterra), where he oversaw its sale to Markel Group. Mr. O’Reilly has led significant transactions, including the founding and merger of Harbor Point, and has extensive board experience in governance and mergers and acquisitions. As Lead Independent Director, he presides over meetings of independent directors and communicates board priorities to the Chairman of the Board and Chief Executive Officer. He is also a "financial expert" as defined by Item 407(d) of Regulation S-K under the Exchange Act.

Skills
	•Senior Leadership •Financial Services or Insurance Industry •Financial Literacy/Capital Markets Experience •Business Development & Strategy •Regulatory/Government Risk Management and Compliance	•Human Capital Management •M&A, Capital Markets •Corporate Sustainability and Impact Risk Management •Global Business •Other Public Company Board Service/Corporate Governance
Employment Experience
•The Chubb Corporation ◦Chief Financial Officer (2003 – 2008) ◦Chief Investment Officer (1986 – 2002)
Prior Public Company Directorships
•Alterra Capital Holdings Limited, Chairman (2010 – 2013) •The Chubb Corporation, Vice Chairman (2002 – 2008)

Other Directorships

•Harbor Branch Oceanographic Institute Foundation, Inc. (2011 – Present); Chairman (2017 – Present)
•Pace University Board of Trustees, Trustee, Trustee Emeritus (25+ years); former Vice-Chairman
•Lake George Land Conservancy, Trustee (2011 – 2023); President (2018 – 2023); Trustee Emeritus (2023 – Present)
•Harbor Point Limited, a predecessor of Alterra, Chairman (March 2010 – May 2010); Deputy Chairman (2005 – 2010)

A. Lynne Puckett Independent Director Age: 64 Director Since: 2020 Board Committee: Compensation
Key Experience, Qualifications, and Board Contributions

Lynne Puckett brings extensive experience in global operations, corporate law, and complex transactions. As General Counsel at Celanese and Colfax, she led legal strategy for major acquisitions, including Celanese's $11 billion purchase of DuPont's Mobility & Materials division and Colfax's ~$2.4 billion acquisition of Charter International. From her time as a Partner at Hogan Lovells US LLP, Ms. Puckett has deep expertise in corporate law, complex mergers and acquisitions, and strategic review processes. Her board service includes roles at the American Shakespeare Center and University of Maryland’s Greenebaum Cancer Center.

Skills
	•Senior Leadership •Business Development & Strategy •Regulatory/Government Risk Management and Compliance •Human Capital Management •M&A, Capital Markets	•Information Security Risk Management and Cybersecurity •Corporate Sustainability and Impact Risk Management •Global Business •Other Public Company Board Service/Corporate Governance
Employment Experience
•Senior Vice President and General Counsel, Celanese Corporation (2019 – 2024)
•Senior Vice President, General Counsel, Secretary, Colfax Corporation (2010 – 2019)
•Partner, Hogan Lovells US LLP (1999 – 2010)

Other Directorships

•American Shakespeare Center, Trustee (three terms, most recently, 2022 – 2025)
•University of Maryland Marlene and Stewart Greenebaum Comprehensive Cancer Center (Former)
•Center for Refugee and Disaster Response at the Johns Hopkins Bloomberg School of Public Health (Former)

Board Matrix
The following matrix provides self-identified information regarding the Company's Board members and nominees, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors and nominees that our Board believes are relevant to our businesses.
The matrix does not encompass all the knowledge, skills, experiences or attributes of our directors and nominees, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director or nominee does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors and nominees does not mean the director or nominee in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skills, experiences and attributes listed above may vary among the board members and nominees.

SKILLS AND EXPERIENCE	NUMBER OF DIRECTORS
Senior Leadership	10
Financial Services or Insurance Industry	6
Financial Literacy/Capital Markets Experience	8
Business Development and Strategy	9
Regulatory/Government Risk Management and Compliance	9
Human Capital Management	9
M&A, Capital Markets	8
Information Security Risk Management and Cybersecurity	5
Technology/Innovation	4
Corporate Sustainability and Impact Risk Management	10
Marketing and Branding	5
Global Business	7
Other Public Company Board Service/Corporate Governance	8

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), we are asking shareholders to approve the following non-binding advisory resolution at the 2026 Annual Meeting:
RESOLVED, that the compensation paid to the Company's named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.
While this vote is non-binding, the Compensation Committee, which is comprised of independent directors, will take the outcome into account in considering future executive compensation arrangements.
The Board recommends a vote FOR the approval of the Company's executive compensation.

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG LLP has been selected by the Audit Committee of the Board as the independent registered public accounting firm of the Company for the current fiscal year, subject to ratification by the shareholders. KPMG LLP has served as the Company's independent registered public accounting firm since 1980. Representatives of KPMG LLP are expected to be present at the 2026 Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders. If the shareholders do not ratify the selection of KPMG LLP, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee.
The Board recommends a vote FOR ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the current fiscal year.
Aggregate Fees
The aggregate fees billed to the Company by KPMG LLP for 2025 and 2024 were $11,314,787 and $10,358,098, respectively. Further details are set forth below.
Audit Fees
The aggregate Audit Fees billed to the Company by KPMG LLP for 2025 and 2024 were $10,504,0581 and $9,808,785, respectively.
Audit-Related Fees
The aggregate Audit-Related Fees billed to the Company by KPMG LLP for 2025 and 2024, and not otherwise reported in the preceding paragraph, were $403,7292 and $549,313, respectively. These Audit-Related Fees for 2025 and 2024 were primarily for audits of employee benefit plans, registration statement filings, service organization control reports and other attestation services. Audit-Related Fees for 2024 also included comfort letter services in connection with the Company's debt offering.
Tax Fees
No Tax Fees were billed to the Company by KPMG LLP for 2025 or 2024.
All Other Fees
The aggregate All Other Fees billed to the Company by KPMG LLP for 2025 were $407,000. The nature of the services provided was primarily for actuarial certifications and services. The actuarial certifications and services provided by KPMG LLP consist primarily of providing actuarial opinions and summaries to regulatory authorities after the Company has determined the amount of reserves to be recorded in the financial statements. No fees were billed to the Company by KPMG LLP for all other services provided for 2024.
Pre-approval of Services
The Audit Committee pre-approves all audit services and permitted non-audit services to be performed by KPMG LLP. The Audit Committee has delegated authority for pre-approval between meetings to one or more of its members, provided any decision to grant pre-approval is presented to the full committee at its next scheduled meeting.

[1] Includes $439,936 of fees related to work performed for the 2024 fiscal year that were billed after the Company filed the Proxy Statement for its 2025 Annual Meeting of Shareholders (the 2025 Proxy Statement).

[2] Includes $144,546 of fees related to work performed for the 2024 fiscal year that were billed after the Company filed the 2025 Proxy Statement.

APPROVAL OF AMENDMENT TO THE COMPANY'S
AMENDED AND RESTATED ARTICLES OF INCORPORATION
The Board recommends that the shareholders adopt an amendment to the Corporation's Amended and Restated Articles of Incorporation (the Articles of Incorporation) as set forth in Appendix A to this Proxy Statement (the Proposed Amendment).
The Proposed Amendment is presented in response to a non-binding shareholder proposal that received support from a majority of the votes cast at the 2025 Annual Meeting of Shareholders. The shareholder proposal requested that the Board:
“[T]ake each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.”
The general default voting requirement under Virginia law is a simple majority, meaning more votes cast “for” than “against” a matter. The Articles of Incorporation have no express voting provisions that call for a vote greater than a simple majority (supermajority voting provisions). However, Virginia law includes supermajority voting requirements for approving specified matters, some of which apply unless a company's articles of incorporation apply a different voting requirement and some of which cannot be changed. The Articles of Incorporation do not alter, or opt out of, these default supermajority voting requirements applicable under Virginia law.
The Proposed Amendment would, subject to the terms of any preferred stock designations or the terms of any provision of the Virginia Stock Corporation Act that cannot be altered by the Articles of Incorporation or the Corporation's Bylaws, reduce the default voting requirement applicable under Virginia law to a majority of all votes entitled to be cast for the following matters:
•Amendments to the Articles of Incorporation,
•Dissolution of the Corporation,
•Approval of certain mergers or share exchanges,
•Approval of certain dispositions of the Corporation's assets,
•Approval of re-domestication into a foreign jurisdiction, and
•Approval of a plan of conversion.
The Board, at its meeting on February 25, 2026, approved the Proposed Amendment. In approving the Proposed Amendment, the Board carefully considered the advantages and disadvantages of maintaining the default voting requirements applicable under Virginia law for the foregoing matters. While the default voting requirements are designed to ensure that the interests of all shareholders are fully protected, by requiring certain fundamental actions be supported by at least a supermajority of our shareholders, the Board has approved the Proposed Amendment in light of the support for last year's non-binding shareholder proposal, which garnered support from a majority of the votes cast at the 2025 Annual Meeting of Shareholders.
The full text of the Proposed Amendment is set forth in Appendix A to this Proxy Statement. The general description of the Proposed Amendment set forth above is qualified in its entirety by reference to the text of Appendix A. Please note that the Articles of Incorporation were amended effective June 4, 2025 to remove references to any preferred stock designations.
Virginia law requires the Proposed Amendment be approved by shareholders by a vote of more than two-thirds of the shares of Common Stock outstanding on the record date. If shareholders approve the Proposed Amendment, the Corporation will file Articles of Amendment with the Virginia State Corporation Commission promptly after the 2026 Annual Meeting. The Articles of Amendment will become effective upon the issuance of a certificate of amendment by the Virginia State Corporation Commission.
The Board recommends a vote FOR the approval of the Proposed Amendment.

SHAREHOLDER PROPOSAL — REPORT ON THE COMPANY'S STRATEGIES AND ACTION PLANS TO MITIGATE MATERIAL ENVIRONMENTAL RISKS
Green Century Capital Management, Inc. (Green Century Management) (located at 114 State Street, Suite 200, Boston, MA 02109), beneficial owner of shares of the Company with a value in excess of $25,000 for at least one year as of December 2, 2025, intends to present the proposal set forth below at the 2026 Annual Meeting. The Company is not responsible for the content of the shareholder proposal.
Whereas: Public sustainability reporting enables investors to make better informed decisions through a deeper understanding of enterprise and systemic risks and how companies manage them to deliver stable, long-term financial returns.
Climate change exposes insurance companies to enterprise risks. In the first half of 2025, global insured losses from natural catastrophes were 40% higher than in the first half of 2024 and more than double the 21st-century average.1
Climate-related insurance losses pose macroeconomic consequences. To stay profitable in the face of increasing losses, insurers are raising premiums and reducing coverage.2 A 2024 Senate Budget Committee Report predicts a collapse in property values with the potential to trigger a full-scale financial crisis.3
Markel Group (Markel) is exposed to climate risk as an insurance underwriter and long-term investor in high-quality companies. Markel's 10-K notes that climate change may “adversely affect our results of operations or financial condition” due to “insured losses that exceed our expectations... [reductions in] our ability to accurately price our exposure to such events... [and change in] demand for insurance coverage.”4 Further, Markel states its insurance business provides “the capital base from which [it] built a system of businesses and investments that collectively increase Markel Group's durability.”5
Markel notes its support for the insurance industry's push for carbon neutrality on its website and states, “now is the time for the industry to wake up and start creating tools to prepare for potential systemic and clash events associated with climate change.”6 Despite publicly recognizing climate risk, Markel fails to publish sustainability disclosures that include an assessment of the impacts and risks of climate change.
Competitors, including Arch Capital Group, Chubb, Travelers, AIG, The Hartford, Allianz, and Zurich Insurance Group, disclose public sustainability reports with decision-useful information on initiatives and outcomes to address climate-related risks and opportunities. These reports include:
•Details on board oversight and governance of climate risk;
•Reports aligned with the Taskforce for Financial Related Disclosures (TCFD);
•Underwriting criteria for high-emitting sectors;
•Strategies to promote climate resilience;
•Climate scenario analyses and catastrophe modeling;
•Strategies and targets for reducing emissions associated with the company's operations and insuring, investing, and underwriting activities.
Markel could address investor concerns regarding climate-related risks and opportunities by publishing a comprehensive sustainability report, as the vast majority of its peers have done.
Resolved: Shareholders request that Markel issue a report, at reasonable cost and omitting proprietary information, describing whether, and how, it will increase the scale, pace, and rigor of its strategies and action plans to mitigate material environmental risks related to the business.
Supporting Statement: Proponents suggest, at management's discretion, that the report be prepared in accordance with a recognized framework such as the TCFD, International Sustainability Standards Board, or Sustainability counting Standards Board.

[1] https://www.weforum.org/stories/2025/08/global-insurance-industry-gap/
[2] https://www.nytimes.com/interactive/2024/12/18/climate/insurance-non-renewal-climate-crisis.html
[3] https://www.budget.senate.gov/imo/media/doc/next_to_fall_the_climate-driven_insurance_crisis_is_here and_getting_worse.pdf
[4] https://d18rn0p25nwr6d.cloudfront.net/CIK-0001096343/a1a1238a-df8d-452d-b6c0-84b4bee0eef0.pdf, 32
[5] https://d18rn0p25nwr6d.cloudfront.net/CIK-0001096343/a1a1238a-df8d-452d-b6c0-84b4bee0eef0.pdf, 3
[6] https://www.markel.com/about-us/news-and-press/spotlight-on-renewable-energy; https://www.markel.com/insights-and-resources/insights/climate-change-risk

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:
The Board has carefully considered this proposal and does not believe that preparing and issuing a report on strategies and action plans to mitigate material environmental risks related to its business is necessary or in the best interests of shareholders at this time for the reasons stated below:
•This is the third time in three years that our shareholders will vote on a proposal from Green Century Management requesting a report relating to environmental and climate change risks. The Company actively engages with shareholders and listens and responds to their requests. We inform and educate our investors and ensure that there is a two-way communication channel between shareholders and our Board. We have a strong reputation for an extensive and continuous shareholder outreach program in which we routinely seek out and meet with large percentages of our shareholders seeking their input on a wide variety of topics, including our corporate governance practices. Our shareholders have repeatedly rejected Green Century Management's proposals requesting reports on the Company's activities relating to GHG emissions and environmental and climate change risks. In fact, Green Century Management's proposal last year received only 14.82% of the votes cast on the proposal at our 2025 Annual Meeting of Shareholders.
•The Company's business model appropriately considers and evaluates environmental risks, including climate risks, and complying with the proposal's request would be an unnecessary and inefficient use of Company resources. We confront climate change in the normal course of our business and consider environmental and climate risks as part of our ongoing underwriting activities. Environmental and climate risks related to our insurance operations are assessed and managed within the insurance business. To address the impacts of climate change, our insurance business works to identify, anticipate and address long-term risks and opportunities, including quantifying risks related to climate change and establishing an underwriting framework for management of this issue. Evaluating climate-related risks and opportunities is an important aspect of the underwriting and pricing of risks. In both our underwriting evaluation process and our underwriting strategies, we consider environmental factors, including weather trends and patterns, climate-related effects on weather perils, and other relevant risk variables. The Board believes that the proponent's proposal would result in a competitive disadvantage to the Company.
While management is responsible for the day-to-day assessment, management and mitigation of environmental and climate risk, the Board is responsible for oversight of the Company's risk management framework on an enterprise-wide basis, including the oversight of environmental and climate risks. Management regularly reports to the Board on risks. The Board believes that environmental and climate risks within the Company's operations are being appropriately managed and monitored within the Company's risk appetite. As a result, the Board believes that the proposal's request would require an inadvisable use of significant management time and corporate resources that would not be in the best interests of shareholders.
•As a holding company, the Company's culture and success depend on supporting, but not micromanaging, our operating companies. Our businesses operate with a high degree of autonomy. Local management teams direct the day-to-day operations of their respective companies. We believe our business model allows managers to make decisions that are in the best interests of their employees and customers, as well as our shareholders. Consequently, the Board believes that environmental, climate and sustainability strategy, policies and programs should be addressed at the operating company level, with oversight by the Board.
•The request implicitly involves measuring the greenhouse gas emissions of the Company's activities, which, as we have stated in response to Green Century Management's prior proposals, would be impractical and inaccurate to measure and an inefficient use of shareholders' investment in the Company. We believe the crux of the proposal relates to climate risks that the Company faces. As noted in our proxy statements for the 2024 and 2025 Annual Meetings of Shareholders, we do not believe we can accurately and reliably calculate the greenhouse gas emissions associated with our activities. The Company underwrites and provides insurance and reinsurance worldwide for thousands of insureds from individuals and small businesses to Fortune 1000 companies. With respect to our large commercial clients, there is no agreed emissions data source, as many of our clients are not required to report their GHG emissions to government authorities and therefore may not have emissions data that they are willing and able to provide to us. There is also no way for us to accurately calculate the emissions associated with the social and economic activity of the thousands of individuals insured by us. In addition, our insurance-linked securities fund management operations provide insurance and investment management services for a broad range of investment products for insurance and reinsurance companies, government entities, banks, hedge funds, pension funds and institutional investors. The Company is not aware of any method by which we can accurately and reliably measure the GHG emissions of our insureds and the other customers/clients of our insurance operations. Similarly, we believe that reliable data necessary for the Company to accurately and reliably calculate the greenhouse gas emissions associated with the vast majority of our investment portfolio does not currently exist. As a result, we do not believe that issuing a report regarding our plans to increase the scale, pace and rigor of our strategies and action plans to mitigate material environmental risks relating to our activities would be meaningful to investors because it would rely on gross guesses and estimations that could expose us to significant disclosure liability risk or be so qualified and generalized as to be meaningless as an accurate or reliable measure.
•The Company will comply with the California Climate Accountability Package when required. The State of California enacted the California Climate Accountability Package, which consists of the Climate Corporate Data Accountability Act and the Climate-Related Financial Risk Act. The California Climate Accountability Package (the California Climate Rules) aims to require U.S. companies that satisfy monetary thresholds and do business in California to publicly disclose their climate-related financial risks and direct and indirect GHG emissions. The California Climate Rules are currently subject to ongoing litigation, with the U.S. Court of Appeals for the Ninth Circuit recently granting a motion for injunction on the Climate-Related Financial Risk Act that prohibits the California Air Resources Board from enforcing the Climate-Related Financial Risk Act pending appeal. Further, regulations implementing the California Climate Rules have not been finalized.
We have reviewed the California Climate Rules and continue to assess their impact on the Company. We are also monitoring the outcome of the litigation on the California Climate Rules, and we will comply with them when required. The Board does not believe it is responsible for the Company, or in the best interests of our shareholders, to commit to the proponent's requested actions, particularly considering the current status of the California Climate Rules and the related litigation surrounding the rules. We believe focusing on compliance with the California Climate Rules, once and if applicable, will allow us to make informed and responsible decisions about the disclosure of material environmental related risks, among other matters, as required by those rules. We also believe that prioritizing compliance with these requirements is appropriate to avoid unnecessary, duplicative or potentially inconsistent data collection and reporting, and to prioritize Company efforts and allocate management time and corporate resources most effectively.
For the reasons stated above, the Board recommends a vote AGAINST this proposal.
If you sign and return your proxy (if voting by mail) or submit your proxy (if voting through the Internet or by telephone), but you do not provide a voting instruction on this proposal, your shares will be voted AGAINST this shareholder proposal.

SHAREHOLDER PROPOSAL — GIVE SHAREHOLDERS AN ABILITY TO CALL FOR A SPECIAL SHAREHOLDER MEETING
Mr. John Chevedden (located at 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278), beneficial owner of two shares of the Company with a value in excess of $2,000 for at least three years as of December 3, 2025, intends to present the proposal set forth below at the 2026 Annual Meeting. The Company is not responsible for the content of the shareholder proposal.
Proposal 6 – Give Shareholders an Ability to Call for a Special Shareholder Meeting

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an easy to convene online shareholder meeting.
There shall be no poison pill discriminatory rule to require ownership of shares for a specific period of time in order for shares to participate in calling for a special shareholder meeting.
There is no concern that allowing 10% of shares to call for a special shareholder meeting is too easy. It is almost unheard of for any special shareholder meeting, called for by shareholders, to ever occur at any company even though a significant number of companies allow 10% of shareholders to call for a special shareholder meeting.
In the vast majority of cases or in most cases, once a special meeting is called for by shareholders, the issues behind calling for a special shareholder meeting are quickly resolved.
To guard against the Markel Group Inc. (MKL) Board of Directors and management becoming complacent MKL shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when MKL underperforms. If MKL directors and management know that MKL shareholders can call a special shareholder meeting they will have more of an incentive to perform.
Please vote yes:
Give Shareholders an Ability to Call for a Special Shareholder Meeting – Proposal 6
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:
After careful consideration, the Board has concluded that the Proposal is unnecessary and not in the best interests of shareholders.
•The Company already provides a special meeting right at a threshold that better protects the long-term interests of the Company and its shareholders.
In February 2026, the Board amended the Company's Bylaws to allow one or more shareholders who own at least 25% of the Company's common stock for at least one year, and who satisfy certain additional requirements and procedures, to require that the Company call a special meeting of shareholders. The Board believes its existing special meeting right at a 25% ownership threshold strikes a reasonable and appropriate balance between empowering shareholders with this right and protecting against unnecessary expense or distraction that could arise when holders of a small number of shares seek to call a special meeting of shareholders.
Special meetings are expensive, disruptive, and time-consuming undertakings that may divert Company resources and the Board's and management's focus from the Company's business objectives. The Board therefore believes that special meetings of shareholders should only be called in exceptional circumstances to advance the long-term interests of shareholders. Lowering the ownership threshold for the special meeting right to 10% would increase the risk that a small minority of shareholders with narrow interests that do not reflect the views of most other shareholders could call special meetings to advance their own particular, short-term interests that are not aligned with the long-term interests of the Company and its other shareholders.
The Company's existing 25% ownership threshold helps to mitigate the risk of a special meeting being called when there is not meaningful support for the meeting among the Company's shareholders.

•The Company's existing special meeting right is more consistent with market practice.
To enhance shareholder engagement, on February 25, 2026, the Board approved an amendment to the Bylaws which gives the holders of at least 25% of the Company's common stock for at least one year the right to call special meetings of shareholders. This amendment demonstrates the Company's commitment to shareholder engagement and also demonstrates the recent consideration the Board has given to this issue. In selecting this 25% ownership threshold, our Board reviewed statistical research and concluded that a 25% threshold was consistent with current market practice.
A 25% special meeting ownership threshold is the most common threshold adopted by S&P 500 companies that provide shareholders with the right to call special meetings. Specifically, as of January 27, 2026, of the 381 S&P 500 companies that provide shareholders with the right to call special meetings, 198 of those companies, or over half, have a 25% ownership or higher threshold, with 25% being the most common threshold, based on information provided by S&P CapitalIQ. Moreover, only 19.2% of those 381 S&P 500 companies have a 10% ownership or lower threshold for shareholders to call a special meeting. It is also important to note that approximately 23.8% of S&P 500 companies do not permit shareholders to call special meetings at all.
•Other practices address concern for shareholder engagement and promote Board accountability without the need for disruptive special meetings.
The Board also believes that the Company's current governance practices provide shareholders with numerous avenues to voice their opinions and ensure Board accountability. We actively engage with shareholders and listen and respond to their requests. We inform and educate our investors and ensure that there is a two-way communication channel between shareholders and our Board. We have a strong reputation for an extensive and continuous shareholder outreach program in which we routinely seek out and meet with large percentages of our shareholders seeking their input on a wide variety of topics, including our corporate governance practices.
In addition, our shareholders can and do effectively use our Annual Meeting of Shareholders to communicate their views to management, the Board, and other shareholders. The Board is expected to attend the Annual Meeting of Shareholders, and there is an opportunity for shareholders to communicate with the Board at each such meeting.
Moreover, the Board is firmly committed to effective corporate governance that promotes accountability and has adopted a broad range of practices and procedures that promote effective Board oversight. These practices and procedures include the following:
◦A majority voting standard for uncontested director elections
◦Our adoption of proxy access, which permits eligible shareholders owning at least 3% of the Company's outstanding common stock for at least three years to nominate director nominees constituting up to the greater of two directors or 20% of the number of directors serving on the Board
◦Board committees entirely composed of independent directors
◦Board and committee oversight of risk exposures
◦9 of 11 director nominees are independent
◦Separate Chief Executive Officer (CEO) and Board Chair positions, and a Lead Independent Director
◦Directors have complete access to management
◦Annual election of all directors
◦Significant director and executive stock ownership guidelines
◦Regular engagement with shareholders
For the reasons stated above, the Board recommends a vote AGAINST this proposal.
If you sign and return your proxy (if voting by mail) or submit your proxy (if voting through the Internet or by telephone), but you do not provide a voting instruction on this proposal, your shares will be voted AGAINST this shareholder proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and footnotes set forth information with respect to beneficial ownership of Common Stock of the Company as of March 12, 2026, except as otherwise noted, by: (i) each director or director nominee; (ii) each person named in the Summary Compensation Table; (iii) each person known to the Company to be the beneficial owner of more than 5% of its outstanding Common Stock; and (iv) all directors, director nominees, and executive officers of the Company as a group (16 persons). For purposes of this table, “beneficial ownership” includes, as required by applicable regulations, shares over which a person has, or shares, voting or investment power. Except as otherwise indicated, each person named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person. In addition, except as otherwise indicated, the address for each person named below is c/o Markel Group Inc., 4521 Highwoods Parkway, Glen Allen, Virginia, 23060.
AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Name	Direct Ownership[a]	Other Ownership	Total Beneficial Ownership	Percent	Restricted Stock Units[b]
Mark M. Besca	1,052	—	1,052	*	—
Lawrence A. Cunningham	920	—	920	*	—
Thomas S. Gayner	20,807	4,758[c]	25,565	*	35,935[d]
Greta J. Harris	632	—	632	*	—
Morgan E. Housel	874	—	874	*	—
Diane Leopold	2,090	500[e]	2,590	*	—
Steven A. Markel	60,368	30,602[f]	90,970	*	—
Jonathan E. Michael	178	—	178	*	—
Harold L. Morrison, Jr.	1,005	—	1,005	*	—
Michael O'Reilly	3,756	—	3,756	*	—
A. Lynne Puckett	353	1,406[g]	1,759	*	—
Michael R. Heaton	2,210	161[h]	2,371	*	2,498[i]
Simon Wilson	614	—	614	*	1,783
Richard R. Grinnan	1,952	117[j]	2,069	*	2,311
Brian J. Costanzo	346	224[k]	570	*	1,265
All directors, director nominees, and executive officers as a group	97,854	37,973[l]	135,827	1.08%	45,839[m]
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355[n]	1,191,714	—	1,191,714	9.50%	—
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001[o]	762,961	—	762,961	6.08%	—
________________________________

*	Less than 1% of class.

a	Includes 40,000 shares pledged by Steven A. Markel as collateral for loan(s).

b
Restricted Stock Units (RSUs) represent the right to receive unrestricted shares of Common Stock upon the lapse of restrictions, at which point the holders will have sole investment and voting power. RSUs that will not vest and be delivered to the holder within 60 days of the date of the table are not considered beneficially owned for purposes of the table and are therefore not included in the Total Beneficial Ownership column because the holders are not entitled to voting rights or investment control until that occurs. Where noted, this column also includes RSUs that have vested but receipt of shares has been deferred.

c
Includes 423 shares held as trustee for the benefit of Mr. Gayner's spouse and 2,024 shares held by Mr. Gayner's spouse, in each case as to which beneficial ownership is disclaimed. Includes 2,811 shares indirectly held by Mr. Gayner in the Company's 401(k) plan (based on plan balance as of December 31, 2025).

d	Of the number shown, 23,282 RSUs have vested, but receipt of the shares has been deferred.

e	Includes 500 shares held by Ms. Leopold's spouse, as to which beneficial ownership is disclaimed.

f
Includes: (i) 15,000 shares held by Mr. Markel's spouse, as to which beneficial ownership is disclaimed; (ii) 2,061 shares indirectly held by Mr. Markel in the Company's 401(k) plan (based on plan balance as of December 31, 2025); and (iii) 13,541 shares held by The Steven & Katherine Markel Foundation, as to which Mr. Markel and his spouse share sole voting and dispositive power.

g	Includes 1,406 shares held in trust for which Ms. Puckett and her spouse are co-trustees and beneficiaries.

h	Shares indirectly held by Mr. Heaton in the Company's 401(k) plan (based on plan balance as of December 31, 2025).

i	Includes: (i) 3,851 RSUs that will vest upon Mr. Heaton's separation from the Company on March 23, 2026 (delivery of these shares will be delayed for six months in accordance with Internal Revenue Code Section 409A, from these RSUs); and (ii) an estimated 706 shares that Mr. Heaton is entitled to receive under his employment agreement upon his separation from the Company on March 23, 2026 (based on the closing price of a share of Common Stock on March 12, 2026 (the record date for the Annual Meeting)). See Executive Compensation and Potential Payments Upon Termination or Change in Control regarding Mr. Heaton's separation from the Company.

j	Shares indirectly held by Mr. Grinnan in the Company's 401(k) plan (based on plan balance as of December 31, 2025).

k	Shares indirectly held by Mr. Costanzo in the Company's 401(k) plan (based on plan balance as of December 31, 2025).

l	Includes an aggregate 5,080 shares indirectly held by employee directors and executive officers in the Company's 401(k) plan (based on plan balance as of December 31, 2025).

m	Of the number shown, 23,331 RSUs have vested, but receipt of the shares has been deferred.

n
Based on a Schedule 13G/A dated February 13, 2024 (which has not been amended). Of the total shares, The Vanguard Group has shared voting power with respect to 8,993 shares, sole dispositive power with respect to 1,162,523 shares and shared dispositive power with respect to 29,191 shares.

o
Based on a Schedule 13G dated January 29, 2024 (which has not been amended). Of the total shares, BlackRock, Inc. has sole voting power with respect to 699,842 shares and sole dispositive power with respect to 762,961 shares.

Policy on Hedging and Pledging of Company Stock
The Board has adopted a hedging and pledging policy applicable to the Company's executive officers and directors. The policy:
•prohibits any executive officer or director from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company's equity securities (i) granted by the Company as part of the compensation of the executive officer or director or (ii) held, directly or indirectly, by the executive officer or director;
•prohibits any individual executive officer or employee director from entering into one or more pledge transactions covering shares of the Company's equity securities in excess of 0.75% of the Company's outstanding equity securities of that kind;
•prohibits any non-employee director from entering into any pledge transactions covering shares of the Company's equity securities;
•stipulates that shares of the Company's equity securities received as compensation by executive officers and directors may not be pledged; and
•stipulates that any shares pledged in violation of the policy will not be considered “owned” for purposes of the Company's stock ownership guidelines.
Compliance with the policy is reviewed by the Nominating/Corporate Governance Committee on an annual basis. In February 2026, the Committee conducted a review of the policy and of the number of shares pledged by the Company's executive officers and directors, the number of the Company's outstanding shares and the Company's 30-day average daily trading volume. The Committee acknowledged that, as a descendant of Sam Markel, who in the 1930s formed the company that Steven A. Markel would help take public in 1986, it is not surprising that a significant portion of Mr. Markel's net worth is held in the form of shares of the Company's Common Stock. Pledging has enabled him to unlock a portion of the value of his stock without having to sell it. Within the constraints set forth in the policy, the Committee affirmed its support of this approach. The Committee reviewed the outstanding pledge balances, if any, of each of the Company's executive officers and directors and confirmed the adequacy of and compliance with the policy.
Policies on Insider Trading
Markel Group has adopted insider trading policies and procedures governing transactions in the Company's securities by Markel Group, the Markel Group directors and Section 16 officers, and the employees of Markel Group and its insurance businesses. Copies of those policies and procedures have been filed as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The non-insurance businesses receive and follow the Markel Group Code of Conduct, which requires compliance with, among other things, securities laws and regulations that prohibit trading in Markel Group securities when in possession of material non-public information or disclosing the same to third parties.

CORPORATE GOVERNANCE
Board Committees; Meetings; Guidelines and Charters; Director Independence
Committees; Committee Membership
The Company has standing Audit, Compensation and Nominating/Corporate Governance Committees of the Board. The following table reflects the current membership and the chair of each of these committees:

	Audit	Compensation	Nominating/Corporate Governance
Mark M. Besca	Chair
Lawrence A. Cunningham			Chair
Greta J. Harris			Member
Morgan E. Housel			Member
Diane Leopold		Chair
Jonathan E. Michael	Member
Harold L. Morrison, Jr.	Member	Member
Michael O'Reilly	Member		Member
A. Lynne Puckett		Member
Meetings and Attendance
In 2025, the Board and its committees held the following number of meetings:

Board/Committee	Number of Meetings
Board	9
Audit Committee	7
Compensation Committee	5
Nominating/Corporate Governance Committee	5
In 2025, each current director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board (during the period for which the director served as a director) and (ii) the total number of meetings held by all committees of the Board on which the director served (during the period(s) that the director served).
Corporate Governance Guidelines and Committee Charters
The Board has adopted Corporate Governance Guidelines and written charters for the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee. Current copies of the Guidelines and the written charters for each of these committees are available to security holders on the Company's website, ir.mklgroup.com/investor-relations/governance.
Director Independence Determinations
The Board has determined that, of the current directors, Messrs. Besca, Cunningham, Housel, Michael, Morrison and O'Reilly and Mses. Harris, Leopold and Puckett are each “independent” of management under the categorical standards for determining independence adopted by the Nominating/Corporate Governance Committee. These categorical standards incorporate applicable independence rules of the New York Stock Exchange (NYSE). The Board also has determined that each member of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee, respectively, meets applicable NYSE independence standards for service on those committees. In addition, each member of the Compensation Committee is a "non-employee director" for purposes of Rule 16b-3(b)(3) under the Exchange Act. No additional factors were identified that would impair any Compensation Committee member's ability to make independent judgments about the compensation of the Company's executive officers.

Under the categorical standards adopted by the Nominating/Corporate Governance Committee, a director is considered independent without further Board determination if the director meets NYSE standards, unless:
•The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company. Employment as an interim Chairman or Chief Executive Officer or other executive officer will not disqualify a director from being considered independent following that employment.
•The director has received, or has an immediate family member who has received, during any 12-month period within the past three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
•The director is a current partner or employee of a firm that is the Company's internal or external auditor; the director has an immediate family member who is a current partner of such a firm; the director has an immediate family member who is a current employee of such a firm and personally works on the Company's audit; or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company's audit within that time.
•The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee.
•The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or 2% of such other company's consolidated gross revenues.
•The director or an immediate family member is a current executive officer of a tax-exempt organization that has received contributions from the Company in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or 2% of such tax-exempt organization's consolidated gross revenues.
For these purposes, "Company" includes Markel Group Inc. and any of its consolidated subsidiaries; and "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the person's home.
Board Leadership Structure and Risk Oversight
Steven A. Markel has served as Chairman of the Board since May 2020.
Effective January 1, 2023, Mr. Gayner was appointed by the Board as sole CEO of the Company and, with approval from the Board, assumed the functions, duties and responsibilities of the Company's sole principal executive officer, after serving as Co-Chief Executive Officer of the Company since 2016 and co-principal executive officer since 2018. As CEO and a member of the Board, Mr. Gayner manages the day-to-day operations of the Company and formulates and implements the long-term strategic direction and initiatives of the Company (including the allocation of capital) in consultation with the other members of the Board.
The Company's Corporate Governance Guidelines provide that continued Board membership of a former CEO of the Company is a matter to be decided in each individual instance, and that when a CEO resigns from that position, the CEO should offer to resign from the Board at that time.
The Corporate Governance Guidelines also provide for the designation of a Lead Independent Director by the Company's non-employee directors. The Lead Independent Director presides at meetings of the non-employee directors and is responsible for communicating to the Chairman of the Board regarding the meetings. Mr. O'Reilly has served as Lead Independent Director since May 2021.
The Board and the Audit Committee are principally responsible for monitoring risk management by the Company. Management regularly reports to the Board and the Audit Committee on litigation risks, underwriting risks, operating risks, reserving issues, investment risks, cybersecurity risks, reinsurance and catastrophe risk management. Management also has established an enterprise risk management committee which periodically reports on its activities to the Board or the Audit Committee. In addition, management reviews with the Compensation Committee the design of the Company's incentive compensation programs to assist in evaluating whether the programs might encourage the taking of excessive or unnecessary risks in order to earn incentive compensation.

The Board and each of its Committees conducts an annual self-evaluation and has determined that its processes and the performance of its functions were appropriate.
Executive Sessions
The non-employee directors, all of whom are independent (the Independent Directors), meet in executive session without management at each regularly scheduled Board meeting and at such other times as the Independent Directors deem appropriate.
Communications with Directors
Any security holder or other interested party wishing to communicate with the Board as a whole, the Independent Directors or an individual director should write to "Board of Directors," "Independent Directors" or the individual director in care of the Company Secretary at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060. Communications from security holders or other interested parties addressed in this fashion will be sent directly to the Board, the Independent Directors or the individual director, as applicable, and will also be sent to the Chair of the Board or the Chief Executive Officer (CEO).
Compensation of Non-employee Directors
The following table sets forth compensation for the Company's non-employee directors for 2025:

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
Mark M. Besca	$110,000	$164,080	$12,850	$286,930
Lawrence A. Cunningham	$110,000	$164,080	$21,398	$295,478
Greta J. Harris	$110,000	$164,080	$15,000	$289,080
Morgan E. Housel	$110,000	$164,080	$27,222	$301,302
Diane Leopold	$110,000	$164,080	$27,222	$301,302
Jonathan E. Michael	$110,000	$164,080	$27,222	$301,302
Harold L. Morrison, Jr.	$110,000	$164,080	$21,111	$295,191
Michael O'Reilly	$140,000	$164,080	$30,556	$334,636
A. Lynne Puckett	$110,000	$164,080	$27,222	$301,302

Annual Retainer Fee
Upon election to the Board, each non-employee director is paid an annual retainer fee of $110,000 (or a pro-rated portion thereof if elected to the Board after the annual meeting of shareholders). The Lead Independent Director, Mr. O'Reilly, also receives an additional annual retainer fee of $30,000. The retainer fee is paid in cash, except to the extent the director chooses to receive the fee in the form of shares of the Company's Common Stock. In addition, each non-employee director is reimbursed for expenses incurred in connection with attending meetings.
In 2025, non-employee directors were eligible to participate, up to the total amount of the retainer fees received by the director, in the Non-Qualified Component of the 2020 Stock Purchase Plan (as defined below under "Employee Stock Purchase Plan"). Under the Non-Qualified Component, non-employee directors have the ability to purchase the Company's Common Stock at a 10% discount. In 2025, Messrs. Cunningham, Housel, Michael, and O'Reilly and Mses. Leopold and Puckett elected to receive their entire retainer fees, and Mr. Morrison elected to receive half of his retainer fee, in the form of shares of the Company's Common Stock purchased under the 2020 Stock Purchase Plan.

Annual Restricted Stock Award
Upon election to the Board, each non-employee director also receives an annual grant of restricted stock valued at approximately $165,000 (or a pro-rated portion thereof if elected to the Board after the annual meeting of shareholders), calculated based on the fair market value of the Company's Common Stock on the grant date and rounded up or down to the nearest whole share.
All Other Compensation
The "All Other Compensation" column in the table above includes:

Name	Discount Received for Fees Paid in Shares[a]	Matching Gifts[b]	Total All Other Compensation
Mark M. Besca	—	$12,850	$12,850
Lawrence A. Cunningham	$12,222	$9,176	$21,398
Greta J. Harris	—	$15,000	$15,000
Morgan E. Housel	$12,222	$15,000	$27,222
Diane Leopold	$12,222	$15,000	$27,222
Jonathan E. Michael	$12,222	$15,000	$27,222
Harold L. Morrison, Jr.	$6,111	$15,000	$21,111
Michael O'Reilly	$15,556	$15,000	$30,556
A. Lynne Puckett	$12,222	$15,000	$27,222

a	The amounts in this column represent the discount received by non-employee directors who elected to receive all or a portion of their retainer fees for 2025 in the form of shares of the Company's Common Stock purchased under the 2020 Stock Purchase Plan as described above under "Annual Retainer Fee."
b
The amounts in this column represent the charitable contributions made by the Company that matched contributions made by non-employee directors in 2025 (up to $15,000). See "Summary Compensation Table" for the amounts of charitable contributions made by the Company to match contributions made by Thomas S. Gayner in 2025, and "Certain Transactions" for the amounts of charitable contributions made by the Company to match contributions made by Steven A. Markel in 2025.

Stock Ownership Guidelines
The Company places a strong emphasis on equity ownership by executive officers and other members of senior management and has extended that philosophy to its Board by adopting stock ownership guidelines for non-employee directors. The guidelines require each non-employee director to acquire and maintain ownership of Common Stock with a value at least equal to five times the annual cash retainer paid. Following an increase in the ownership requirement due to an increase in the annual cash retainer paid, each non-employee director has five years to comply with the additional ownership expected to be held due to the annual cash retainer increase. All shares acquired under the 2020 Stock Purchase Plan count toward ownership requirements along with any restricted stock granted but not vested. Purchased shares are valued at the higher of cost to the director or market value. All current non-employee directors meet the guideline requirements, except for Mr. Michael. However, recently elected non-employee directors, including Mr. Michael, are expected to reach the required minimum levels of ownership within five years of their initial election to the Board.
Audit Committee
The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent auditors' qualifications and independence; and (iv) the performance of the independent auditors and the performance of the Company's internal audit function. In addition, the Committee provides an avenue for communication between the internal auditors, the independent auditors, financial management and the Board. The Committee meets in executive session at each of its regularly scheduled meetings, meeting privately with the independent auditors, key members of management and the Head of Internal Audit. The Committee conducts an annual self-evaluation and has determined that both its processes and the performance of its functions were appropriate.
The Board has determined that all members of the Audit Committee are financially literate, and that Messrs. Besca, Michael, and O'Reilly are "audit committee financial experts" as defined by Item 407(d) of Regulation S-K under the Exchange Act. In making these determinations, the Board considered, among other things, the experience described under "Election of Directors" above and other relevant experience as summarized below:

Mr. Besca — As a former senior executive of EY, he has thirty years' experience serving as a lead and senior advisory audit partner of Fortune 500 companies in the Media and Entertainment, Consumer Products and Airline industries. He brings a broad array of skills and expertise to the Committee from his many years of advising major corporations across a number of industries.
Mr. Michael — He has over forty years of executive insurance experience, including serving as Chief Executive Officer of RLI for over twenty years, after previously serving in the roles of Chief Operating Officer and Chief Financial Officer for RLI. Mr. Michael is a proven leader in the specialty insurance industry and brings extensive financial and operational expertise to the Committee.
Mr. Morrison — He has over thirty years of combined insurance, administrative, and financial experience. Mr. Morrison served as Senior Vice President, Chubb Group, and Division President, Field Operations, North America Insurance of Chubb Insurance Company, after previously serving in several other senior executive management positions at Chubb. He is a proven industry leader, who brings deep global operational and underwriting experience to the Committee.
Mr. O'Reilly — He has over forty years of insurance industry experience and served as Chief Financial Officer of The Chubb Corporation for six years after having previously served as Chief Investment Officer. Mr. O'Reilly's combination of insurance and financial experience is a valuable asset to the Committee.
Compensation Committee
The Compensation Committee is appointed by the Board to, among other things: (i) review and approve corporate goals and objectives relevant to compensation for the Company's executive officers; (ii) review and evaluate the performance of the CEO and the Company's other executive officers in light of such goals and objectives and, based on these evaluations, determine and approve their annual and long-term compensation; (iii) administer the Company's incentive stock plans; and (iv) review and approve, or recommend to the full Board, executive incentive compensation plans and equity-based plans in which the Company's executive officers and members of the Board are eligible to participate. The Committee also discusses succession planning regarding the CEO, the Company's other executive officers, and certain specified key executives of the Company's operating companies, and periodically reports its views on succession to the full Board, giving due consideration to succession in the event of an emergency or unanticipated retirement of any of these employees. The Committee conducts an annual self-evaluation and has determined that both its processes and the performance of its functions were appropriate.
The Compensation Committee has full authority over compensation of the executive officers of the Company. This authority is not delegated to any other person.
The Committee annually reviews and, if appropriate, resets the compensation of the Company's executive officers taking into account, among other factors, level of experience, individual areas of responsibility, the Company's operating performance, and total compensation opportunities relative to compensation opportunities of other members of management of the Company and its subsidiaries. The Committee considers recommendations from senior management in the course of its review.
In 2025, senior management engaged an outside compensation consultant, Compensation Advisory Partners LLC (CAP), to provide current market research and analyses against which executive compensation programs and proposals could be evaluated. Senior management worked with CAP to make recommendations regarding executive compensation that are consistent with the Company's objectives. CAP reported directly to senior management and, in turn, senior management presented data, analysis and recommendations to the Compensation Committee for review and consideration. CAP did not engage directly with the Compensation Committee or the Board. For additional information regarding senior management's engagement with CAP, see "Compensation Setting Process" below.
For 2025, the aggregate fees paid to CAP for its advice and recommendations on the amount and form of executive compensation was $164,460.
The Committee has authority to retain, appoint, compensate and oversee the work of compensation advisers and require the Company to provide reasonable compensation to such advisers as determined by the Committee. Neither the Committee nor the Board has retained compensation consultants to assist it in determining the amount or form of compensation for executive officers or directors. When applicable, the Committee will conduct independence assessments of compensation advisers who provide advice to the Committee in accordance with the independence factors established by the NYSE, as then in effect.

The Committee also reviews and assesses the compensation paid to non-employee members of the Board and recommends to the non-employee members of the Board any changes the Committee believes are appropriate, considering recommendations of management in consultation with CAP.
Nominating/Corporate Governance Committee
The Nominating/Corporate Governance Committee is appointed by the Board to: (i) identify individuals qualified to become Board members; (ii) assist the Board in reviewing the independence, skills and characteristics of Board members, as well as the size, composition and leadership structure of the Board and its committees; (iii) recommend to the Board the director nominees for the next annual meeting of shareholders and to fill any vacancies on the Board; (iv) recommend to the Board nominees for each committee of the Board; and (v) oversee the governance of the Company, including recommending to the Board a set of corporate governance guidelines for the Company.
While the Committee has not adopted minimum criteria, it considers several qualifications when considering candidates for the Board. The Committee seeks a mix of skills and experience on the part of Board members that will maximize the Board's effectiveness. Among attributes the Committee takes into account are: integrity; leadership and policy making experience; business and financial expertise; government or community service; range of experience, background and perspectives; and the ability to act in the best interests of all shareholders. None of the attributes is given any particular weight in selecting a candidate. The Committee does not have a policy with respect to director diversity. It selects candidates who have a mix of experiences, backgrounds and perspectives that will enhance the quality of the Board's interactions and decisions. The Committee also seeks to have candidates with varying backgrounds, perspectives and experience that complement the backgrounds, perspectives and experience of others on the Board. Director candidates should be committed to representing the long-term interests of all of the shareholders and should not have any interests that conflict with service with the Company. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. The Committee conducts an annual self-evaluation and has determined that both its processes and the performance of its functions were appropriate.
The Committee will consider candidates recommended by shareholders for consideration as directors on the same basis it evaluates other candidates. Any shareholder wishing to recommend a candidate for consideration should write to the Chair of the Nominating/Corporate Governance Committee in care of the Company Secretary at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060. See "Shareholder Proposals" below for requirements that must be met for including a director nominee in the Company's proxy materials for the 2027 Annual Meeting of Shareholders or for nominating a director at the 2027 Annual Meeting of Shareholders.
Code of Conduct
The Board has adopted a Code of Conduct that is applicable to all directors and employees, including the Company's principal executive, financial and accounting officers. The Company has posted the Code of Conduct on its website, ir.mklgroup.com/investor-relations/governance. The Company intends to satisfy applicable disclosure requirements regarding an amendment to, or waiver from, a provision of the Code of Conduct that applies to the Company's principal executive, financial and accounting officers, by posting such information on its website, ir.mklgroup.com/investor-relations/governance.
Review of Transactions with Related Persons
The Board has adopted a written Related Party Transactions Policy pursuant to which the Nominating/Corporate Governance Committee is responsible for conducting a reasonable prior review of all related party transactions for potential conflicts of interest. The Committee must prohibit a transaction if it determines the transaction to be inconsistent with the interests of the Company and its shareholders. Under the policy, a related party transaction is a transaction required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act.
In addition to the Related Party Transaction Policy, executive officers and directors must also comply with the Company's Code of Conduct. Under the Code of Conduct, executive officers and directors should avoid actual or apparent conflicts of interest, and any potential conflict of interest or waiver that involves an executive officer or director must be approved by the Board or the Nominating/Corporate Governance Committee.
Certain Transactions
Anthony F. Markel, who served as a director of the Company until May 2025, and Steven A. Markel, a director of the Company, are both employees of the Company and first cousins. In 2025, total compensation for them as employees was approximately $433,500 and $434,118, respectively. They did not receive any compensation for their service as directors of the Company. The Company also made charitable contributions in the amounts of $15,000 each to match contributions made by Mr. Anthony Markel and Mr. Steven Markel in 2025.
Corporate Responsibility
Markel Group Inc. is a holding company that owns independently operated businesses across a range of industries. Our approach to corporate responsibility reflects how we govern this Company: with a long-term orientation, decentralized operations, and stewardship of the Company's culture, capital, and leadership. We believe that responsible management is inseparable from durable value creation, and that trust is built more through consistent behavior over time than prescriptive commitments or short-term measures.
The Markel Style
Our culture is our greatest asset. At the foundation of Markel Group is The Markel Style, our credal statement of values and operating principles that has guided the Company since its initial public offering in 1986. The Markel Style informs how we interact with our stakeholders, decisions are made, and accountability is maintained across a decentralized organization. It emphasizes integrity, respect, teamwork, discipline, and a commitment to building long-term financial value for shareholders.
A core tenet of The Markel Style is the encouragement to look for better ways of doing things, to challenge assumptions, and to avoid unnecessary bureaucracy. Within this framework, our businesses are given meaningful autonomy to operate and make decisions that best serve their customers, associates, and communities, as well as our shareholders, while remaining aligned with management's expectations. We believe this balance of autonomy and accountability is essential to sustaining an entrepreneurial culture as we grow.
Our People
Our people are central to the long-term success of Markel Group. Consistent with The Markel Style, we seek to create a place where individuals are trusted, supported, and encouraged to grow as leaders and decision-makers. Across our businesses, we focus on attracting and developing talent with a diversity of perspectives, experiences, and backgrounds.
Our operating companies invest in an array of leadership development, performance management, and engagement practices designed to support the continuity of culture and capability over time. Our operating companies also regularly seek input from associates through formal and informal channels to better understand what is working well and where improvements can be made.
Our Communities and Environmental Considerations
Markel Group and our businesses have a long tradition of engagement in the communities where we operate. Our operating companies support community organizations and initiatives that align with the Company's values and reflect the interests and involvement of associates.
Environmental considerations, including those related to climate, are assessed through the lens of financial relevance and risk management in each of our operating businesses separately. Within our Markel Insurance operations, this includes evaluating how changing environmental conditions may influence risk selection, pricing, and portfolio management. More broadly, we seek to understand how such factors could affect the resilience and sustainability of our operating companies and Markel Group as a whole.
Information Security and Data Protection
Protecting information assets and maintaining the trust of customers, associates, and business partners is a priority for Markel Group. For example, our Markel Insurance operations maintain a global information security and data protection program aligned with recognized industry frameworks and regulatory requirements, with oversight from senior leadership and regular reporting to the Board. This program is designed to identify, prevent, and respond to cybersecurity and data protection risks, and is supported by training, testing, and incident response planning.
Consistent with our decentralized model, other businesses within the Markel Group family manage their own information security and privacy programs in a manner appropriate to their operations, while remaining accountable to the Markel Group risk framework.

Corporate Governance
Markel Group continues to build on a strong foundation of corporate governance practices designed to support effective oversight, independent judgment, and alignment with shareholder interests. The Board brings a range of experiences and perspectives and is actively engaged in overseeing the Company's strategy, risk management, and leadership succession.
For More Information
Additional information regarding Markel Group's approach to corporate responsibility, governance, and information security and data protection program is available on our website at www.mklgroup.com/corporate-responsibility and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
COMMITTEE REPORTS
Report of the Audit Committee
In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and KPMG LLP. The Audit Committee also has discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees; has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the Audit Committee concerning independence; and has discussed KPMG's independence with KPMG. The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by KPMG is compatible with maintaining independence and has discussed with KPMG its independence. Based on the review and discussions described in this Report, and subject to the limitations on its role and responsibilities described below and in its charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
The Audit Committee performs the oversight role assigned to it by the Board in its charter. Management, under the oversight of the Audit Committee, is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures as well as the establishment and maintenance of programs and controls designed to prevent, deter and detect fraud, all designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for expressing an opinion about whether the financial statements that have been prepared by management with the oversight of the Audit Committee are presented fairly, in all material respects, in conformity with generally accepted accounting principles in the United States (U.S. GAAP). The independent registered public accounting firm is also responsible for expressing an opinion about whether the Company maintained, in all material respects, effective internal control over financial reporting based on established criteria. The applicable established criteria are those in the Internal Control — Integrated Framework (2013) issued by COSO (the Committee of Sponsoring Organizations of the Treadway Commission). These audits are conducted in accordance with the professional standards of the Public Company Accounting Oversight Board. The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that the Company's financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the Company's financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States).
Members of the Audit Committee
Mark M. Besca, Chair, Jonathan E. Michael,
Harold L. Morrison, Jr., and Michael O'Reilly
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis appearing in this Proxy Statement. Based upon this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Members of the Compensation Committee
Diane Leopold, Chair, Harold L. Morrison, Jr.,
and A. Lynne Puckett

COMPENSATION DISCUSSION AND ANALYSIS
The Company's business model builds shareholder value over the long term by (i) owning businesses that generate positive cash flows and (ii) redeploying those cash flows for additional growth. The Company's objective is for its employees, including the Company's executive officers, to earn market competitive base salaries and benefits and have the opportunity to earn significant incentives based on short and long-term performance. The Company also places a strong emphasis on equity ownership, with the expectation that this results in employees thinking and managing the business like owners.
Compensation Philosophy
The Company's current compensation philosophy is informed by our management philosophy, supplemented by on-going review of developments and trends in executive compensation practices and design. The Markel Style, a spirit of innovation, excellence, and teamwork, is the foundation of our way of working. Our compensation framework and its intended purpose is based on the following principles and objectives:
•Long-Term Perspective: Our overriding perspective is a long-term one, and correspondingly we believe in using performance metrics based over a multi-year period to incent long-term decision making and the creation of shareholder value.
•Ownership Mentality: We believe granting performance-based incentive compensation in the form of Restricted Stock Units (RSUs) to senior leaders including all executive officers using multi-year performance metrics aligns their interests with those of our shareholders. We also expect executive officers to amass and maintain a meaningful amount of stock ownership in the Company.
•Pay for Performance: Our compensation programs are designed to incent and reward superior performance. Payouts under the various programs vary with performance against annual Company goals, individual objectives and long-term metrics. We believe that performance-based incentive compensation should comprise the vast majority of executive officer target compensation. Significant differentiation of reward based on performance levels is strongly encouraged across the Company.
•Industry Competitive: Total rewards must be competitive in the markets where we compete for talent to attract, motivate, reward and retain high quality individuals at all levels. Compensation should fairly reflect an employee's level of responsibility, authority and contribution.
•Global standards: In support of the global nature of our business, our compensation frameworks and programs are designed to provide alignment and integration across the geographies in which we operate.
The following discussion summarizes our executive compensation setting process and examines each of the key elements of compensation, how they are determined, and how they fit within the overall compensation structure.
Compensation Setting Process
The Compensation Committee annually reviews and, if appropriate, resets the compensation of the Company's executive officers. The Compensation Committee has not retained a compensation consultant to assist it in determining appropriate compensation levels and has not engaged in any formal benchmarking processes. The Committee has instead relied on the general knowledge, experience, and good judgment of its members, both with regard to competitive compensation levels and the relative success that has been achieved by the Company, as well as information available to the members of the Compensation Committee from sources both within and outside the Company, including data, analysis and recommendations presented by senior management in consultation with an outside compensation consultant engaged by senior management. In addition, the Compensation Committee considers, among other factors: level of experience; individual areas of responsibility; the Company's operating performance; and total compensation opportunities relative to compensation opportunities of other members of management of the Company and its subsidiaries.
For 2025, senior management engaged CAP as a compensation consultant to management to provide current market research and analyses against which executive compensation programs and proposals could be evaluated. Senior management worked with CAP to make recommendations to the Compensation Committee regarding executive compensation that are consistent with the Company's objectives. CAP shared market data with senior management, and, in turn, senior management presented data, analysis and recommendations to the Compensation Committee for review and consideration. CAP did not engage directly with the Compensation Committee or the Board.
Each year, management provides the Compensation Committee with updated market information for each executive officer's compensation. The market information is based on a peer group, which is discussed further below. The peer group data, including data drawn from proxy statement disclosures for named executive officers and survey data for other executives, is used to create percentile comparisons for each executive's base salary, total cash compensation (base salary plus annual cash incentives) and total direct compensation (base salary plus annual cash incentives plus all long-term incentive awards). The Compensation Committee considers this peer group information as part of its assessment of any proposed adjustments to executive compensation.
With input and recommendations from CAP, senior management identified a peer group of 16 companies for use in connection with developing recommendations for the Compensation Committee for compensation practices, design and pay levels for 2025. This peer group, set forth below, was presented to the Compensation Committee.

American Financial Grp.	Fidelity National Financial
Aon	Hartford Financial Services
Arch Capital Group	Illinois Tool Works
Chubb Ltd.	KKR & Co.
Danaher Corp.	Loews Corp.
Dover Corp.	Marsh & McLennan
Everest Re Grp.	The Carlyle Group
Fairfax Financial Holdings	W. R. Berkley Corp.
Factors considered in determining this peer group included:
•Balancing the peer group with an appropriate mix of property and casualty (P&C), multi-line insurance, reinsurance, and multi-sector holding companies;
•Including broader market multi-industry companies (i.e., conglomerates/holding companies, capital allocators); and
•Identifying companies with similar business mix and model, as well as revenues and market capitalization within an appropriate range.
Peer group data is only one of many factors the Compensation Committee considers in determining executive compensation. Neither senior management, nor the Compensation Committee, targets a specific percentile for any element of compensation or for total compensation, nor does senior management, or the Compensation Committee, target any particular mix of base salary, annual cash incentive compensation, and long-term equity incentive compensation. Where relevant, survey data will supplement the peer group data, for example survey data for S&P 500 companies comparable in size and geographic characteristics to the Company. Management occasionally provides the Compensation Committee with additional relevant market information, such as emerging compensation trends or the type and prevalence of incentive metrics.
Base Salary and Benefits
In general, base salary levels for our executive officers are set by the Compensation Committee at levels believed to be sufficient to attract and retain qualified executives when considered with other components of the Company's compensation structure.
The named executive officers, as identified under "Executive Compensation" below, are Thomas S. Gayner, CEO; Michael R. Heaton, former Executive Vice President and Chief Operating Officer; Simon Wilson, Executive Vice President and Chief Executive Officer, Markel Insurance; Richard R. Grinnan, Senior Vice President, Chief Legal Officer and Secretary; and Brian J. Costanzo, Chief Financial Officer.
The Company offers a competitive package of employee retirement and welfare benefits, in which executive officers participate on the same basis as other salaried employees. The Company's Retirement Savings Plan for U.S. employees is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986 (the Code). Each of Messrs. Gayner, Heaton, Grinnan, and Costanzo (the U.S. named executive officers) participated in the plan in 2025. Mr. Wilson participated in the Markel Workplace Savings Plan, which is a non-taxable pension plan available to all Company employees located in the United Kingdom (U.K.). See "Summary Compensation Table" below for information regarding Company contributions received by each of the named executive officers in 2025 under these plans. Other than the Deferral Plan described below, there is no supplemental benefit plan for executive officers with respect to the Retirement Savings Plan, Markel Workplace Savings Plan, or any employee welfare plan.

Deferral Plan
The Markel Group Inc. Voluntary Deferral Plan (the Deferral Plan), which was adopted by the Board upon the recommendation of the Compensation Committee, is an unfunded, non-qualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated U.S. employees of the Company, including the Company's U.S. named executive officers. Below is a brief description of the terms and conditions of the Deferral Plan.
The Deferral Plan is an account-based plan that allows participants to defer voluntarily the payment of current compensation to future years. The Deferral Plan permits each participant to defer up to 30% of base salary and up to 75% of any annual cash award and performance-based cash compensation, which amounts would be credited to an account established for the participant under the Deferral Plan. The amounts credited to a participant's account will always be fully vested.
Amounts credited to a participant's account will be indexed to one or more deemed investment alternatives chosen by the participant from a range of alternatives available under the Deferral Plan. Each participant's account will be adjusted to reflect gains and losses based on the performance of the selected investment alternatives. A participant may elect to receive distributions from the Deferral Plan: (1) upon separation from service, in a lump sum or annually through installment payments over three, four, or five years; (2) when a participant reaches a certain age, in a lump sum or annually through installment payments over five, ten, or fifteen years; or (3) on dates specified by the participant, in a lump sum or annually through installment payments over five, ten, or fifteen years. The participant's distribution election regarding in-service payments will be subject to override upon the participant's death with a lump sum payment. There will be a six month delay for commencement of a payment upon termination of employment to any "specified employee" as defined under Internal Revenue Code Section 409A.
The Compensation Committee is the administrator of the Deferral Plan.
There were no cash amounts paid to any named executive officer under the Deferral Plan for 2025.
Employee Stock Purchase Plan
In 2025, the Company offered Markel Group level employees, non-employee directors, and employees of business units that have opted-in, the opportunity to participate in the Company's 2020 Employee Stock Purchase Plan (the 2020 Stock Purchase Plan). The plan includes a component that is intended to qualify as an "employee stock purchase plan" under the Internal Revenue Code (the Qualified Plan Component), in addition to a component that does not qualify as an "employee stock purchase plan" under the Internal Revenue Code (the Non-Qualified Plan Component). The 2020 Stock Purchase Plan allows participants to purchase our Common Stock through payroll deductions or lump-sum payments, as applicable, at a discount (a 15% discount under the Qualified Plan Component and a 10% discount under the Non-Qualified Plan Component). As noted above, non-employee directors are only eligible to participate in the Non-Qualified Plan Component to the extent they elect to receive all or a portion of their annual retainer fee in shares of Common Stock.
Incentive Compensation
The Company's incentive compensation program for executive officers generally consists of two elements — annual cash incentive compensation (Cash Awards) paid under the Executive Bonus Plan (the Non-Equity Incentive Plan) and RSUs issued under the 2024 Equity Incentive Compensation Plan (the Equity Incentive Plan). All named executive officers participated in the Non-Equity Incentive Plan and Equity Incentive Plan.
Under the Equity Incentive Plan, named executive officers are eligible to receive performance-based annual equity awards (each a Performance-Based Equity Award) and long-term service-based annual equity awards (each a Long-Term Service-Based Equity Award) in the form of RSUs. For equity awards for U.S. named executive officers for the 2025 performance year, (i) 75% of the total equity award target was allocated to Performance-Based Equity Awards, and (ii) the remaining 25% of the total equity award target was allocated to a Long-Term Service-Based Equity Award. Performance-Based Equity Awards and Long-Term Service-Based Equity Awards are subject to three-year cliff vesting schedules. Long-Term Service-Based Equity Awards are subject to an additional five-year holding period.
Cash Awards and Performance-Based Equity Awards to the U.S. named executive officers for 2025 performance were subject to the achievement of pre-established performance goals approved by the Compensation Committee based on two equally weighted performance criteria: (1) the Company's average operating income, and (2) the compound annual growth rate (CAGR) in the Company's closing stock price (total shareholder return), both over the five-year period from 2021 to 2025.
See "Compensation for Simon Wilson" below for discussion of Mr. Wilson's incentive compensation for 2025.

The Company believes that the average operating income of the Company over five years provides a reasonable proxy for the performance of its businesses, and the target for operating income, which is set taking into consideration capital within the system, closely aligns with the overall financial goal of growing intrinsic value. For these reasons, in 2025, the Company used average operating income as a performance metric over a period of five years.
Use of the metrics of growth in total shareholder return and average operating income is meant to acknowledge the participants' role in formulating and implementing the long-term strategic direction and initiatives of the Company (including the allocation of capital) in consultation with the Board. For the 2025 performance year, the CAGR in total shareholder return was calculated using the Company's closing Common Stock price on December 31, 2020, and comparing it to the Company's closing Common Stock price on December 31, 2025.
The five-year performance period underscores the Company's long-term perspective and incents and rewards long-term, rather than short-term decision making and behavior, and provides balance between line of sight for actions currently being taken and a long-term perspective in managing the Company's operations. In addition, using a longer-term measurement period does not encourage the taking of excessive or unnecessary risks in order to earn incentive compensation. The Compensation Committee believes using such a performance period aligns management's interests with those of shareholders who are interested in long-term value creation.
The named executive officers have the potential to receive a majority of their total compensation in the form of incentive compensation. Moreover, if the Company achieves excellent performance over a multi-year period, a substantial majority of their total compensation would be in the form of incentive compensation.
All incentive-based compensation received by the named executive officers is subject to the Markel Group Compensation Recovery Policy. See "Compensation Recovery Policy" below.
Non-Equity Incentive Plan — Cash Awards
The Non-Equity Incentive Plan was approved in May 2018 by the Board upon the recommendation of the Compensation Committee. The Non-Equity Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the power and complete discretion to select eligible employees to receive awards thereunder and to determine the type of award and its terms and conditions in accordance with the Non-Equity Incentive Plan. Executive officers of the Company who the Compensation Committee determines have contributed or who can be expected to contribute significantly to the Company are eligible to receive awards under the Non-Equity Incentive Plan.
As discussed above, the performance criteria for 2025 for the U.S. named executive officers were based on five-year average operating income and growth in total shareholder return. The table in Grants of Plan-Based Awards below under "Performance-Based Cash Awards and Equity Awards — Performance Criteria" sets forth the performance criteria grid approved by the Compensation Committee for determining the performance modifiers to be used to calculate the Cash Awards payable for 2025 performance based on various levels of average operating income and growth in total shareholder return and shows the potential value of Cash Awards, expressed as a percentage of target potential. The grid includes circumstances under which the Compensation Committee may exercise discretion in determining whether Cash Awards are merited and the limits on that discretion.
The performance modifiers and the target potential for each U.S. named executive officer for the 2025 performance year were as set forth in the award table below under "2025 Incentive Awards." The U.S. named executive officers receive the appropriate payment at the end of the performance period if, as applicable, the performance criteria and other terms and conditions of the award are met. Awards are payable in cash.
See "Compensation for Simon Wilson" below for discussion of a one-time cash award made to Mr. Wilson upon his appointment as Chief Executive Officer, Markel Insurance, and his Cash Awards for 2025.
Equity Incentive Plan
The Equity Incentive Plan was approved by shareholders in May 2024 at the Company's 2024 Annual Meeting of Shareholders. The Equity Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the power and complete discretion to select executive officers to receive equity awards made thereunder and to determine the type of award and its terms and conditions in accordance with the Equity Incentive Plan. Executive officers of the Company who the Compensation Committee determines have contributed or who can be expected to contribute significantly to the Company are eligible to receive equity awards under the Equity Incentive Plan. The Compensation Committee has delegated to the Company's CEO, Executive Vice President and Chief Operating Officer, and Chief Executive Officer, Markel Insurance, the authority to select eligible employees who are not executive officers to participate in the Equity Incentive Plan at set levels based on the employee's position within the Company's career framework for such employees. The Committee has further delegated authority to these persons to issue discretionary equity awards for newly hired and current employees up to a certain dollar amount.
Equity awards are payable in RSUs. Each RSU represents the right to receive one share of Common Stock. After an RSU is granted, the RSU is subject to a vesting schedule, usually cliff vesting after a three-year period. Paying a substantial portion of incentive compensation in RSUs has the advantage of both increasing the named executive officers’ equity ownership in the Company (which is aligned with the Company's emphasis on equity ownership by employees) and furnishing a retention incentive (i.e., the named executive officer must remain employed by the Company in order to be assured of vesting in the stock, subject to certain exceptions).
Performance-Based Equity Awards
The performance criteria for 2025 for the U.S. named executive officers related to average operating income and growth in total shareholder return. In February 2025, the Compensation Committee approved target amounts for Performance-Based Equity Awards, payable in RSUs, for the U.S. named executive officers, as well as other members of management of the Company and its subsidiaries. The table below in Grants of Plan-Based Awards under "Performance-Based Cash Awards and Performance-Based Equity Awards — Performance Criteria" sets forth the performance criteria grid approved by the Compensation Committee for determining the performance modifiers to be used to calculate the Performance-Based Equity Awards payable for 2025 performance based on various levels of average operating income and growth in total shareholder return and shows the potential value of equity awards, expressed as a percentage of target potential. The grid includes circumstances under which the Compensation Committee may exercise discretion in determining whether Performance-Based Equity Awards are merited and the limits on that discretion. The performance modifiers and the target potential for each U.S. named executive officer for the 2025 performance year were as set forth in the award table below under "2025 Incentive Awards."
Executive officers may elect to defer the issuance of Common Stock upon the vesting of RSU awards.
The Equity Incentive Plan does not allow for stock options or stock appreciation rights.
See "Compensation for Simon Wilson" below for discussion of Mr. Wilson's performance-based equity incentive compensation for 2025.
Service-Based Equity Awards
In February 2025, the Compensation Committee approved Long-Term Service-Based Equity Awards, payable in RSUs, for the U.S. named executive officers. These long-term service awards require an additional five-year holding period after a three-year vesting period is satisfied, to reinforce alignment between the Company's leadership team and the goal of increasing shareholder value over the long-term and building an enduring enterprise. Long-Term Service-Based Equity Awards are not subject to a performance modifier.
See "Compensation for Simon Wilson" below for discussion of Mr. Wilson's service-based equity incentive compensation for 2025.
2025 Incentive Awards
The five-year average operating income of the Company from January 1, 2021 through December 31, 2025 was $2,596.9 million and the five-year CAGR in the Company's total shareholder return from January 1, 2021 through December 31, 2025, was 16%. Based on the performance grid set forth in Grants of Plan-Based Awards below under "Performance-Based Cash Awards and Performance-Based Equity Awards — Performance Criteria," the performance modifiers used to determine awards for the U.S. named executive officers under the Non-Equity Incentive Plan and the Equity Incentive Plan Performance-Based Awards for 2025 performance were as follows:

Performance Criteria	2025 Amount ($ in millions)	2025 Performance Modifiers Expressed as a Percentage of Target Potential
5-Year Average Operating Income	$2,596.9	140%
5-Year CAGR in Total Shareholder Return	16%	200%
Cash Awards, Performance-Based Equity Awards, and Service-Based Equity Awards for the named executive officers for the 2025 performance year were as set forth in Grants of Plan-Based Awards below under "Performance-Based Cash Awards and Performance-Based Equity Awards — 2025 Awards." Performance-Based Equity Awards were 75% of the total equity award target for named executive officers, while 25% of the total equity award target was allocated to Service-

Based Equity Awards. Cash and Performance-Based Equity Awards for U.S. named executive officers were based on the performance modifiers shown in the above table. Service-Based Equity Awards were not subject to performance modifiers.
Retention Awards
For recruitment and retention purposes, grants of RSUs have been made from time to time as circumstances warrant. No retention awards were made in 2025 to any of the Company's named executive officers.
Compensation for Simon Wilson
Effective March 17, 2025, Mr. Wilson was promoted to Chief Executive Officer, Markel Insurance, and he became an executive officer of the Company. The Compensation Committee approved the following for Mr. Wilson in connection with his promotion:
•An increase in annual base salary from $806,880 to $874,120;1
•A one-time discretionary cash award of $300,000 (approved by the Compensation Committee and paid in USD);
•An increase in the target potential for his Cash Awards under the Non-Equity Incentive Plan from 100% to 125%; and
•An increase in the target potential for his equity awards under the Equity Incentive Plan from 100% to 175%.
The Cash Award for Mr. Wilson for 2025 performance was subject to the achievement of pre-established performance goals approved by the Compensation Committee based on two equally weighted performance criteria: (1) the Company's average operating income, and (2) CAGR in the Company's closing stock price (total shareholder return), both over the five-year period from 2021 through 2025. See "Non-Equity Incentive Plan – Cash Awards" above for further discussion of these Cash Awards.
Mr. Wilson's Performance-Based Equity Awards for 2025 performance were subject to the achievement of pre-established performance goals approved by the Compensation Committee based on three equally weighted performance criteria: (1) the Company's average operating income, (2) CAGR in the Company's closing stock price (total shareholder return), both (1) and (2) over the five-year period from 2021 through 2025, and (3) average operating income for the Company's insurance operations (previously referred to as the Company's "Insurance engine," which included Markel Insurance, State National and Nephila) (AIOI) over the five-year period from 2023 through 2027. Mr. Wilson's 2025 AIOI Performance-Based Equity Award was granted at target in 2025 and is subject to adjustment (up or down) at the end of the five-year performance period.
As noted in Incentive Compensation above under "2025 Incentive Awards," the five-year average operating income of the Company from 2021 through 2025 was $2,596.9 million, and the five-year CAGR in the Company's total shareholder return from 2021 through 2025 was 16%. The performance modifiers used to determine Mr. Wilson's 2025 Equity Incentive Plan Performance-Based Awards were determined as follows:

Performance Criteria	2025 Amount ($ in millions)	2025 Performance Modifiers Expressed as a Percentage of Target Potential
5-Year Average Operating Income	$2,596.9	140%
5-Year CAGR in Total Shareholder Return	16%	200%
5-Year AIOI	*	100%*
* The performance modifier for the AIOI Award reflects that RSUs at the target amount were initially awarded to Mr. Wilson in 2025. That award may be adjusted (up or down) after the completion of the applicable performance period (2023-2027). The target 5-Year AIOI is $724.2 million.

Mr. Wilson also received a service-based equity award for 2025, prior to becoming an executive officer. His service-based equity award is subject to a three-year cliff vesting schedule and has no additional holding period.
Mr. Wilson's equity awards for 2025 were approved by the Compensation Committee.
1 Mr. Wilson is paid in Great British Pounds (GBP). Except as otherwise noted, compensation disclosed for Mr. Wilson in U.S. dollars (USD) is based on the conversion rate at December 31, 2025 of 1 GBP to 1.3448 USD.

In February 2026, the Compensation Committee approved incentive compensation for Mr. Wilson for the 2026 performance year that has the same performance and service criteria as the U.S. named executive officers:
•Cash Awards and Performance-Based Equity Awards equally based on average operating income and CAGR in total shareholder return, both over the five-year period from January 1, 2022 through December 31, 2026; and
•Long-Term Service-Based Awards, which have a five-year holding period after vesting.
Stock Ownership Guidelines
The Company places a strong emphasis on equity ownership by executive officers and other members of senior management. The Board has adopted stock ownership guidelines that require the CEO to acquire and maintain ownership of Common Stock with a value at least equal to five times base salary and other members of senior management to acquire and maintain ownership of Common Stock with a value at least equal to one to three times base salary, depending on position. RSUs subject to vesting requirements are counted as owned shares for purposes of the guidelines. Newly hired or newly promoted executives are expected to reach these minimum levels of ownership within five years. Our executive officers meet or exceed these guidelines, as applicable. See "Policy on Hedging and Pledging of Company Stock" above for information about the hedging and pledging policy applicable to the Company's executive officers and directors.
Perquisites
The Company provides limited perquisites to its executive officers. In 2025, each of the named executive officers received less than $10,000 in perquisites and personal benefits.
Employment Agreements
The Company has entered into employment agreements with each of the named executive officers using form employment agreements approved by the Compensation Committee. Each agreement with a U.S. named executive officer has an initial term to December 31, 2026, and automatically renews for additional one-year terms unless the Company or the executive gives 90 days' notice of non-renewal. As a U.K.-based employee, Mr. Wilson's employment agreement has an open-ended term, with no set duration, lasting until terminated by either party with a twelve months' notice and garden leave.
Each agreement provides assurances to the Company with regard to the availability of the named executive officer's services and provides protection for the Company's confidential information and trade secrets. Each agreement with a U.S. named executive officer restricts the ability of the named executive officers to compete with the Company during their employment and after its termination. Mr. Wilson's employment agreement includes a twelve-month notice and garden leave provision, as is customary for U.K. employment agreements, offering a similar protection to U.S. non-compete and non-solicitation provisions.
In return, the named executive officers are provided assurances with regard to salary, other compensation and benefits, as well as severance benefits if their employment is terminated by the Company other than for "cause." For this purpose, "cause" includes neglect of duties; willful misconduct; conduct that may result in material injury to the reputation of the Company; active disloyalty; inability to maintain or obtain required regulatory approvals; or breach of obligations relating to confidential information, trade secrets or restrictions on competing with the Company. Each agreement is subject to the Company's incentive-based compensation recoupment/clawback policy.
In addition, each of the named executive officers is provided additional assurances following a change in control. In such a situation, they would receive enhanced severance benefits, but only if their employment were terminated without cause or if they chose to terminate their employment for "good reason." See "Potential Payments Upon Termination or Change in Control" for a description of the benefits payable and for definitions of these terms. This additional "double trigger" protection has been provided to these executives because they are considered more vulnerable in a change in control context due to their positions with the Company, their relative levels of equity ownership and the stage of their careers.
Mr. Wilson's employment agreement includes additional provisions that are customary or legally required for the Company's U.K.-based employees, including detailed information regarding job structure, working hours, and benefits.
None of the employment agreements with the named executive officers include provisions for tax gross-ups, in respect of the "parachute payment" tax imposed by Section 280G of the Code or otherwise.
Tax and Accounting Treatment
Section 162(m) of the Code imposes a $1,000,000 limit on the amount of compensation that will be deductible for U.S. tax purposes by the Company with respect to the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers (each a Covered Employee). In addition, once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years. The Tax Cuts and Jobs Act eliminated the exception for performance-based compensation to the Section 162(m) deduction limit, effective for taxable years beginning after December 31, 2017. As a result, compensation paid to a Covered Employee in excess of $1,000,000 will not be deductible unless it qualifies for transition relief under the Tax Cuts and Jobs Act.
Compensation expense with respect to RSUs is fixed for accounting purposes based on the fair value of the award at the grant date, i.e., the date on which the Compensation Committee determines the number of RSUs to be awarded. The compensation expense is generally recognized over the period ending when the awards vest.
Compensation Recovery Policy
As required by NYSE listing standards, the Board adopted the Markel Group Compensation Recovery Policy, which became effective October 2, 2023. Under the policy, the Company must recover reasonably promptly the amount of erroneously awarded incentive-based compensation received by covered officers, including the named executive officers, if the Company is required to prepare an accounting restatement due to the Company's material noncompliance with any financial reporting requirement under U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. A copy of the Compensation Recovery Policy has been filed as Exhibit 97 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Say on Pay and Say on Frequency Votes
Currently shareholders have the opportunity every year to cast a non-binding advisory vote to approve executive compensation (Say on Pay). At the 2025 Annual Meeting, more than 97% of the votes cast approved the Company's executive compensation program. Shareholders also are asked at least once every six years to vote, on a non-binding advisory basis, on how often a Say on Pay vote should be held (Say on Frequency). At the 2023 Annual Meeting of Shareholders, more than 97% of the votes cast were in favor of holding future Say on Pay votes every year. The next Say on Pay vote will be held at the 2026 Annual Meeting. The next Say on Frequency vote is expected to occur in 2029.
EXECUTIVE COMPENSATION
As set forth in Item 402(a) of Regulation S-K, the named executive officers for whom we are required to disclose certain compensation information in this Proxy Statement include:
•All individuals who served as the Company's principal executive officer (PEO) at any time during 2025;
•All individuals who served as the Company's principal financial officer (PFO) at any time during 2025;
•The Company's three most highly compensated executive officers, other than a PEO or PFO, who were serving as executive officers at the end of 2025; and
•Up to two individuals for whom disclosure would have been required but for the fact that such individual was not serving as an executive officer at the end of the last completed fiscal year.
Based on the foregoing, the named executive officers identified in this Proxy Statement include the following individuals:
•Thomas S. Gayner, who served as PEO of the Company during 2025;
•Brian J. Costanzo, who served as PFO of the Company during 2025; and
•Michael R. Heaton, Simon Wilson, and Richard R. Grinnan, the Company's three most highly compensated executive officers, other than the PEO and PFO, who were serving as executive officers at the end of 2025. On February 21, 2026, Mr. Heaton and the Company mutually agreed on a departure date of March 23, 2026. Mr. Heaton ceased to serve as Executive Vice President and Chief Operating Officer, effective February 21, 2026, and his separation from the Company gave rise to the entitlements under his previously disclosed employment agreement.

SUMMARY COMPENSATION TABLE
The following table provides compensation information for the Company's PEO, PFO and other named executive officers for services in their capacities as such for 2025 and preceding years, as applicable.

Name and Principal Position[a]	Year	Salary	Bonus	Stock Awards[e]	Non-Equity Incentive Plan Compensation[f]	All Other Compensation[g]	Total Compensation
Thomas S. Gayner Chief Executive Officer	2025	$1,100,000	—	$9,226,081	$3,740,000	$57,984	$14,124,065
	2024	$1,093,269	—	$6,277,084	$2,310,000	$57,534	$9,737,887
	2023	$1,050,000	—	$5,387,107	$1,575,000	$56,184	$8,068,291
Michael R. Heaton former Executive Vice President and Chief Operating Officer	2025	$815,000	—	$2,796,822	$2,078,250	$206,951	$5,897,023
	2024	$809,615	—	$1,901,813	$1,283,625	$46,860	$4,041,913
	2023	$775,000	—	$1,661,990	$871,875	$45,510	$3,354,375
Simon Wilson[b] Executive Vice President and Chief Executive Officer, Markel Insurance	2025	$859,896[c]	$300,000[d]	$1,650,715	$1,857,505	$104,655	$4,772,772

Richard R. Grinnan Senior Vice President, Chief Legal Officer and Secretary	2025	$620,000	—	$1,654,503	$1,054,000	$51,660	$3,380,163
	2024	$617,308	—	$1,126,172	$651,000	$51,210	$2,445,690
	2023	$593,269	—	$1,025,186	$450,000	$49,860	$2,118,315
Brian J. Costanzo Chief Financial Officer	2025	$500,000	—	$1,335,397	$850,000	$33,910	$2,719,307
	2024	$500,000	—	$649,126	$525,000	$34,100	$1,708,226
	2023	$367,181	—	$175,973	$341,528	$31,256	$915,938

a	In accordance with applicable rules of the SEC, the Summary Compensation Table omits information regarding group life, health, hospitalization, and medical reimbursement plans that do not discriminate in scope, terms, or operation in favor of executive officers and that are available generally to all salaried employees.

b	Mr. Wilson is paid in GBP. Except as otherwise noted, compensation disclosed for Mr. Wilson in USD is based on the conversion rate at December 31, 2025 of 1 GBP to 1.3448 USD.

c	Includes salary Mr. Wilson received prior to becoming an executive officer.

d
A one-time discretionary cash award of $300,000, approved by the Compensation Committee and paid in USD, received in connection with Mr. Wilson's promotion to Chief Executive Officer, Markel Insurance. See "Compensation for Simon Wilson" above for discussion of Mr. Wilson’s compensation for 2025.

e
The amounts shown under "Stock Awards" include Performance-Based Equity Awards and Service-Based Equity Awards, as well as RSUs awarded for recruitment or retention purposes from time to time as circumstances warrant. The amounts represent the fair value of the awards determined at the date of grant and recognized by the Company for financial reporting purposes under FASB ASC Topic 718, Compensation-Stock Compensation. The Performance-Based Equity Awards for the 2025 performance year were granted for U.S. named executed officers on February 24, 2026, and for Mr. Wilson on February 18, 2025 and February 24, 2026.

f	The amounts shown under "Non-Equity Incentive Plan Compensation" are annual Cash Awards earned by the Company's named executive officers under the Non-Equity Incentive Plan for the relevant performance years.

g	The amounts shown under "All Other Compensation" for 2025 include the following:

Name	401(k) or Workplace Savings Plan[1]	Life Insurance Premiums	Matching Gifts[2]	Total All Other Compensation[3]
Thomas S. Gayner	$31,500	$11,484	$15,000	$57,984
Michael R. Heaton	$31,500	$810	$15,000	$206,951[4]
Simon Wilson	$99,285	—	—	$104,655[5]
Richard R. Grinnan	$31,500	$5,160	$15,000	$51,660
Brian J. Costanzo	$31,500	$810	$1,600	$33,910

1	The amounts in this column represent the contributions made by the Company under (i) the Company's Retirement Savings (401(k)) Plan for each U.S. named executive officer and (ii) the Markel Workplace Savings Plan for Mr. Wilson.

2	The amounts in this column represent the charitable contributions made by the Company that matched contributions made by each named executive officer in 2025.

3
Each named executive officer received less than $10,000 in perquisites and personal benefits in 2025, and thus no amounts are included as permitted by applicable SEC rules. The named executive officers reimbursed the Company for the Company's incremental cost related to any personal travel on aircraft chartered by the Company, and thus no amounts are included because there was no incremental cost to the Company. On occasion during 2025, if seating was available, certain of the named executive officers were accompanied by a spouse or significant other on business trips using an aircraft chartered by the Company, but no amounts are included because there was no incremental cost to the Company.

4
Mr. Heaton served on the board of Hagerty, Inc. (Hagerty) as the Company's Hagerty board designee for the June 2025 to June 2026 term (the Hagerty Board Service). Mr. Heaton's Total All Other Compensation includes $159,641 received for the Hagerty Board Service in 2025, including (i) a retainer of $49,039, (ii) additional retainers of $4,306 and $2,871 for service on Hagerty's Talent, Culture and Compensation Committee and Nominating & Corporate Governance Committee, respectively, and (iii) 10,230 shares of Class A Common Stock of Hagerty underlying restricted stock units, that vest on July 1, 2026 subject to continued Hagerty board service, having a fair market value of $103,425 based on the closing stock price on June 30, 2025.

5	In 2025, the Company also provided Mr. Wilson tax consultation services totaling $5,370.

GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[a]			Estimated Possible Payouts Under Equity Incentive Plan Awards[b]			All Other Stock Awards: Number of Units	Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Thomas S. Gayner	2/18/2025					$1,512,500		807	$1,512,149[c]
	2/18/2025	$880,000	$2,200,000	$4,400,000	$1,815,000	$4,537,500	$9,075,000
	2/24/2026							3,732	$7,713,932[d]
Michael R. Heaton	2/18/2025					$458,438		245	$459,079[c]
	2/18/2025	$489,000	$1,222,500	$2,445,000	$550,125	$1,375,313	$2,750,625
	2/24/2026							1,131	$2,337,743[d]
Simon Wilson	2/18/2025					$173,594[e]		93	$174,262[c]
	2/18/2025					$173,594[e]		93	$174,262[f]
	2/18/2025	$437,060[g]	$1,092,650[g]	$2,185,300[g]	$590,031[g]	$1,475,078[g]	$2,950,155[g]
	2/24/2026							630	$1,302,191[d]
Richard R. Grinnan	2/18/2025					$271,250		145	$271,700[c]
	2/18/2025	$248,000	$620,000	$1,240,000	$325,500	$813,750	$1,627,500
	2/24/2026							669	$1,382,803[d]
Brian J. Costanzo	2/18/2025					$218,750		117	$219,233[c]
	2/18/2025	$200,000	$500,000	$1,000,000	$262,500	$656,250	$1,312,500
	2/24/2026							540	$1,116,164[d]

a	For 2025, non-equity incentive plan awards for the named executive officers were subject to a cap of 200% of target potential, which is the amount shown under the "Maximum" column.

b	The number of RSUs awarded is determined by dividing the dollar amount by the fair market value of Common Stock on the date that the Compensation Committee certifies that the performance goals, if any, have been met, or on the date of such award if not subject to any performance goals. For 2025, Performance-Based Equity Awards for the named executive officers were subject to a cap of 200% of the Performance-Based Equity Award target potential, which is the amount shown under the "Maximum" column.

c	Amounts represent grant date fair value of RSUs received under Service-Based Equity Awards approved by the Compensation Committee on February 18, 2025. Mr. Wilson's Service-Based Equity Award was based on his base salary at January 1, 2025 of GBP 550,000 prior to him becoming an executive officer.
d	Amounts represent grant date fair value of RSUs received under Performance-Based Equity Awards approved by the Compensation Committee on February 24, 2026.

e	Mr. Wilson is paid in GBP. Amount is based on the conversion rate on February 18, 2025 of 1 GBP to 1.2625 USD.

f	Amount represents grant date fair value of RSUs received under Mr. Wilson's 2025 AIOI Performance-Based Equity Award approved by the Compensation Committee on February 18, 2025, which was granted at target and is subject to adjustment at the end of the performance period. Mr. Wilson's 2025 AIOI Performance-Based Equity Award was based on his base salary at January 1, 2025 of GBP 550,000 prior to him becoming an executive officer. See "Compensation for Simon Wilson" above for discussion of Mr. Wilson's equity incentive compensation.

g	Mr. Wilson is paid in GBP. Amounts are based on the conversion rate on December 31, 2025 of 1 GBP to 1.3448 USD.
Discussion
For 2025, the named executive officers received Cash Awards under the Non-Equity Incentive Plan and equity awards under the Equity Incentive Plans. The equity awards included Service-Based Equity Awards (25% of the total equity award target) and Performance-Based Equity Awards (75% of the total equity award target). When targets are set for performance-based Non-Equity Incentive Plan awards, potential awards are expressed as a percentage of target potential. When targets are set for Performance-Based Equity Awards, potential awards are expressed as a percentage of the Performance-Based Equity Award target potential. In the case of average operating income of the Company under the threshold amount and growth in total shareholder return under 6%, the Compensation Committee reserves sole discretion in determining if cash or equity awards are merited and if so, in determining the performance modifier(s), subject to a cap of 40% of the Performance-Based Equity Award target potential, to be used to calculate such awards. The Compensation Committee also may approve, in its sole discretion, additional cash or equity awards in the case of average operating income of the Company exceeding the maximum amount or growth in total shareholder return equal to or exceeding 17% or other supplemental cash or equity awards, including cash awards made outside of the Non-Equity Incentive Plan, under other special circumstances. See "Compensation for Simon Wilson" above for discussion of Mr. Wilson's equity incentive compensation.
The table above shows all grants of cash and equity awards made under the Non-Equity Incentive Plan and the Equity Incentive Plans, respectively, for the 2025 performance year.
•For the equity awards with a grant date of February 18, 2025 on the first line for each named executive officer, the "Grant Date Fair Value of Stock Awards" column shows the fair value of the Service-Based Equity Awards actually made on that date. See "Service-Based Equity Awards" above for a description of these awards.

•For the equity award with a grant date of February 18, 2025 on the second line for Mr. Wilson, the "Grant Date Fair Value of Stock Awards" column shows the fair value of the 2025 AIOI Performance-Based Equity Award actually made on that date, which was granted at target and is subject to adjustment at the end of the performance period. See "Compensation for Simon Wilson" above for discussion of Mr. Wilson's 2025 AIOI Performance-Based Equity Award.
•For the equity awards with a grant date of February 24, 2026, (i) the "All Other Stock Awards" column represents the actual payout, approved by the Compensation Committee, and made in 2026 for 2025 performance and (ii) the "Grant Date Fair Value of Stock Awards" column shows the fair value, for financial reporting purposes, of the Performance-Based Equity Awards actually made on that date for 2025 performance.
•Amounts shown in the "Non-Equity Incentive Plan Awards" and "Equity Incentive Plan Awards" columns (other than the Service-Based Equity Awards, and the 2025 AIOI Performance-Based Equity Award for Mr. Wilson, made February 18, 2025) for all named executive officers reflect potential payouts for 2025 performance for each named executive officer at threshold, target, and maximum performance levels. To compare these potential payouts with amounts actually paid, see the discussion immediately below under "Performance-Based Non-Equity Awards and Performance-Based Equity Awards."
Performance-Based Cash Awards and Performance-Based Equity Awards
For 2025, all named executive officers were eligible to receive:
•Performance-based Cash Awards under the Company's Non-Equity Incentive Plan, expressed as a percentage of target potential; and
•Performance-Based Equity Awards, payable in RSUs, expressed as a percentage of 75% of the total equity award target potential (see "2025 Incentive Awards" under "Incentive Compensation" and "Compensation for Simon Wilson"). Each RSU represents the right to receive one share of Common Stock.
Performance Criteria
For all named executive officers, potential Cash Awards and potential Performance-Based Equity Awards (other than for Mr. Wilson) were based on two equally weighted performance criteria, average operating income of the Company and CAGR in total shareholder return, both over the five-year period from 2021 to 2025, as set forth in the grid below. The total award percentage was calculated by dividing the sum of the respective performance-criteria percentages by two. See "Compensation for Simon Wilson" above for discussion of Mr. Wilson's incentive compensation.

Operating Income		Total Shareholder Return		Total Award
5-Year Average[a]	As a % of Target Potential	5-Year CAGR	As a % of Target Potential	As a % of Target Potential
Under $1,000[b]	0 - 40%	Under 6%[b]	0 - 40%	0 - 40%
$1,000	40%	6%	40%	40%
$1,250	60%	7%	60%	60%
$1,450	80%	8%	80%	80%
$1,700	90%	9%	90%	90%
$1,900	100%	10%	100%	100%
$2,100	110%	11%	110%	110%
$2,300	120%	12%	120%	120%
$2,550	140%	13%	140%	140%
$2,800	160%	14%	160%	160%
$3,000	180%	15%	180%	180%
$3,200	200%	16%	200%	200%
Over $3,200[c]	Discretionary	17% or more[c]	Discretionary	Discretionary

a	Dollars in millions

b	In the case of performance in this range, the Compensation Committee, in its sole discretion, will determine if an award is merited based upon relevant facts and circumstances.

c	In the case of performance in this range, the Compensation Committee, in its sole discretion, will determine if an additional award is merited based upon relevant facts and circumstances.

Performance Modifiers
As noted under "2025 Incentive Awards" under "Compensation Discussion and Analysis — Incentive Compensation" above: (a) the five-year average operating income from January 1, 2021 through December 31, 2025 was $2,596.9 million, and the five-year CAGR in total shareholder return from January 1, 2021 through December 31, 2025, was 16%; and (b) based on the performance grids set forth above, the total performance modifier used to determine Cash Awards under the Non-Equity Incentive Plan and Performance-Based Equity Awards for 2025 performance was calculated as follows for all of the named executive officers (other than as noted below under "2025 Awards" for Mr. Wilson):

Performance Criteria	2025 Amount ($ in millions)	2025 Performance Modifier Expressed as a Percentage of Target Potential
5-Year Average Operating Income	$2,596.9	140%
5-Year CAGR in Total Shareholder Return	16%	200%
Total 2025 Performance Modifier:		(140%+200%)/2 = 170%
2025 Awards
After taking into account the performance criteria and corresponding performance modifiers noted above, Cash Awards under the Non-Equity Incentive Plan and Performance-Based Equity Awards for the U.S. named executive officers for the 2025 performance year were as follows, based on a 170% total performance modifier. Service-Based Equity Awards are also shown in the below table, but were not subject to a performance modifier.

	2025 Incentive Compensation
	Target Potential Expressed as a Percentage of Base Salary*		Equity Award Allocation		Actual Awards Expressed as a Percentage of Base Salary (calculation below)*
Name	Cash Award	Equity Award	Performance- Based	Service- Based	Cash Payout	Equity Grant Performance-Based	Equity Grant Service- Based
Thomas S. Gayner	200%	550%	75%	25%	340%	701%	138%
					(170% x 200%)	(170% x 550% x 75%)	(550% x 25%)
Michael R. Heaton	150%	225%	75%	25%	255%	287%	56%
					(170% x 150%)	(170% x 225% x 75%)	(225% x 25%)
Simon Wilson**	125%	175%	75%	25%	213%	131%	25%
					(170% x 125%)	(100% x 175% x 75%)**	(100% x 25%)
Richard R. Grinnan	100%	175%	75%	25%	170%	223%	44%
					(170% x 100%)	(170% x 175% x 75%)	(175% x 25%)
Brian J. Costanzo	100%	175%	75%	25%	170%	223%	44%
					(170% x 100%)	(170% x 175% x 75%)	(175% x 25%)

*	For the 2025 performance year, in recognition of the value of their contributions and the importance of fairly and appropriately incenting them, as well as consideration of incentive compensation of the peer group (and for Mr. Wilson, in connection with his appointment as Chief Executive Officer, Markel Insurance), the Compensation Committee approved an increase in the target potential for (a) Cash Awards for Mr. Wilson, from 100% to 125%, and (b) equity awards for (i) Mr. Wilson, from 100% to 175%, and (ii) Mr. Costanzo, from 125% to 175%.

**	See "Compensation for Simon Wilson" above for discussion of Mr. Wilson's equity incentive compensation.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested[a]		Market Value of Shares or Units of Stock That Have Not Vested[b]
Thomas S. Gayner	8,169	[c]	$17,560,491
Michael R. Heaton	2,499		$5,371,975
Simon Wilson	1,014		$2,179,745
Richard R. Grinnan	1,511		$3,248,121
Brian J. Costanzo	610		$1,311,287

a	See table included under "Discussion" below for the applicable vesting schedules.

b	Values are based on the closing price of shares of Common Stock on December 31, 2025 ($2,149.65 per share).

c
Does not include 1,112 RSUs that have not been settled in shares to Mr. Gayner at December 31, 2025, but which pursuant to a retention award made in May 2010 have vested. These RSUs will be settled in shares following termination of employment. Violation of non-competition agreements contained in the award agreement may result in cancellation of the award, even after vesting.

Discussion
The stock awards reflected in the table above are RSUs granted under the Company's Equity Incentive Plans that were outstanding at December 31, 2025 and were scheduled to vest as follows:

		RSUs Vesting
Name	February 2026	May 2026	December 2026	February 2027	December 2027	February 2028	December 2028
Thomas S. Gayner	—	1,068	2,710	1,041	2,543	807	—
Michael R. Heaton	—	368	800	315	771	245	—
Simon Wilson	100	—	322	109	298	93	93
Richard R. Grinnan	—	258	465	187	456	145	—
Brian J. Costanzo	—	29	94	108	263	117	—
In general, unvested RSUs held by an executive officer will be forfeited upon a separation from service before the vesting date. However, early vesting, in whole or in part, may occur upon an executive's separation from service under certain circumstances, including: due to death, disability, military service or involuntary termination without cause; the executive having satisfied certain age and service requirements at the time of separation (only in the case of Performance-Based Equity Awards); following a change in control; or if the Compensation Committee determines the executive had an approved termination of employment. The shares generally will be issued on the date on which the separation occurs or such other date designated in the relevant award agreement (or as soon as administratively practicable thereafter).
However, in most cases, an executive's RSU awards, and any payments received thereunder, may be subject to cancellation and/or repayment, as applicable, if the Compensation Committee determines that, during the executive's employment or within a specified period thereafter: (i) the executive has violated certain non-competition or non-solicitation obligations; (ii) the executive's employment has been terminated for cause; (iii) the executive has disclosed the terms of the awards in violation of confidentiality obligations; or (iv) the executive has engaged in conduct detrimental to the interests of the Company. In addition, all incentive-based compensation received by the named executive officers is subject to the Markel Group Compensation Recovery Policy (see "Compensation Recovery Policy" above).
Holders of RSUs are not entitled to receive dividends, if any, before vesting and issuance of the shares underlying the RSUs.

OPTION EXERCISES AND STOCK VESTED
RSUs vested for the named executive officers in the following amounts during the last fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting[a]		Value Realized on Vesting[b]
Thomas S. Gayner	—	[c]	—	[c]
Michael R. Heaton	482		$993,320
Simon Wilson	200		$412,166
Richard R. Grinnan	306		$630,614
Brian J. Costanzo	54		$111,285

a	Reflects shares receivable upon vesting of RSUs before payment of applicable withholding taxes.

b	Values are based on the closing price of shares of Common Stock on December 2, 2025 ($2,060.83 per share).

c
RSUs vested for Mr. Gayner in December 2025. Mr. Gayner deferred receipt of the shares issuable in December 2025 in respect of the vested RSUs. Had receipt not been deferred, Mr. Gayner would have received 1,558 shares having fair market value of $3,210,773, subject to payment of applicable withholding taxes.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions in Last Fiscal Year	Aggregate Balance at December 31, 2025
Thomas S. Gayner[a]	$3,210,773	$9,820,015	($75,453)[b]	$52,439,394[c,d]

a	Mr. Gayner has deferred receipt of shares issuable in respect to RSUs that vested in 2025 and prior years. The aggregate number of deferred shares at December 31, 2025 was 23,282 net of withholding taxes, which are valued based on the closing price of a share of Common Stock on December 31, 2025 ($2,149.65 per share). The deferred shares will be distributed based on Mr. Gayner's elections.

b
Mr. Gayner deferred receipt of shares issuable in respect to RSUs that vested in December 2025, and the amount shown for Mr. Gayner in this column represents 37 shares withheld for withholding taxes. Value is based on the closing price of a share of Common Stock on the vesting date ($2,060.83 per share on December 2, 2025).

c
Includes 1,112 RSUs for Mr. Gayner that have not been settled in shares at December 31, 2025, but which pursuant to a retention award made in May 2010 have vested. The 1,112 RSUs will be settled in shares following termination of employment.

d	The disclosed Aggregate Balance at December 31, 2024 of $37,566,217 in the 2025 Proxy Statement inadvertently did not include the value of Mr. Gayner's 1,112 RSUs, valued at $1,917,842 based on the closing price of a share of Common Stock on December 31, 2024 ($1,726.23 per share). This Aggregate Balance at December 31, 2025 is based on a beginning updated Aggregate Balance at December 31, 2024 of $39,484,059.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The Company has entered into employment agreements with the named executive officers.
Other than for Mr. Wilson, the employment agreements have initial terms to December 31, 2026, and are automatically renewed for additional one-year terms unless either party gives 90 days' notice of non-renewal. If the Company chooses not to renew, the Company will be deemed to have terminated the executive's employment without cause. Mr. Wilson's employment agreement is terminable by him or by the Company on twelve months' notice.
Under the employment agreements, each named executive officer will:
•receive annual base salary, subject to annual review;
•be eligible for an annual cash incentive bonus, subject to performance conditions approved by the Compensation Committee, having a target potential equal to a specified percentage of base salary;
•be eligible for an annual equity incentive award, subject to the approval of the Compensation Committee, having a target potential equal to a specified percentage of base salary and subject to performance conditions approved by the Compensation Committee; and
•be entitled to participate in the employee benefit plans and programs, including annual paid time off, generally available to other similarly situated senior executives of the Company.
The employment agreements require each executive to preserve the confidentiality of the Company's confidential information, and, during the term of the agreement and for twelve months following the termination of employment, subject them to non-competition and non-solicitation restrictions.
The employment agreements also provide that:
•upon death or disability, the Company will continue to pay base salary for twelve months, and all outstanding granted equity awards will become fully vested, with any granted performance equity awards whose performance period has not yet been fully completed vesting at the target level;
•if employment is terminated by the Company for cause, then the Company's obligations under the agreement will terminate;
•if the executive resigns or voluntarily leaves, except under the circumstances described below, the Company's obligations under the agreement will terminate, subject to the terms of any applicable RSU or other equity award agreement; and
•if employment is terminated by the Company without cause, the executive voluntarily resigns by virtue of a material breach by the Company or the executive voluntarily resigns for a good reason that occurs within twelve months following a change in control, then, provided the executive complies with the confidentiality, non-competition and non-solicitation covenants in, and other applicable terms and conditions under, the agreement, (i) the Company will continue to pay his or her base salary commencing within 60 days after termination (or beginning six months after termination if certain provisions of Section 409A of the Internal Revenue Code of 1986, as amended, apply) and provide continued coverage under the Company's group health plan for twenty-four months for Messrs. Gayner and Heaton, and for twelve months for Messrs. Wilson, Grinnan, and Costanzo, (ii) the executive will be entitled to a lump sum payment equal to the amount of his or her target annual cash incentive bonus, payable within 30 days following the first and second anniversaries of the termination date for Messrs. Gayner, Heaton, and Wilson, and following the first anniversary of the termination date for Messrs. Grinnan and Costanzo, and (iii) all outstanding granted equity awards held by the executive will become fully vested as of the termination date, with any granted performance equity awards whose performance period has not yet been fully completed vesting at the target level.

For these purposes:
•"Cause" includes neglect of duties; willful misconduct; conduct that may result in material injury to the reputation of the Company; active disloyalty; inability to maintain or obtain required regulatory approvals; or breach of obligations relating to confidential information, trade secrets or restrictions on competing with the Company.
•"Good reason" means a material decrease in base salary; a material reduction in duties or responsibilities; a material breach of the agreement by the Company; or a change by more than 50 miles in the location from which the executive is expected to perform his or her duties.
•"Change in control" means generally the liquidation or dissolution of the Company; the acquisition of 20% or more of the Company's outstanding shares; a business combination involving the Company; or a change in a majority of the incumbent Board of the Company, in each case unless the owners of 50% or more of the Company's outstanding voting securities before the transaction remain the owners of 50% or more of the outstanding voting securities of the Company or other resulting entity following a transaction.
On February 21, 2026, Mr. Heaton and the Company mutually agreed on a departure date of March 23, 2026. Mr. Heaton ceased to serve as Executive Vice President and Chief Operating Officer, effective February 21, 2026, and his separation from the Company gave rise to the entitlements for a termination without cause under his employment agreement.
Cash Payments and Benefits
The estimated cash payments and benefits that would be provided upon termination under the various scenarios set forth above are quantified in the following table, assuming termination of employment took place on December 31, 2025. Upon a breach of applicable covenants in each employment agreement, including regarding competition or confidential information, the Company would not be obligated to continue making payments.

Name	Death or Disability	Termination for Cause or Voluntary Resignation	Termination without Cause	Termination for Good Reason After Change in Control[a]
Thomas S. Gayner
Payments	$1,100,000	—	$6,600,000	$6,600,000
Benefits			$35,524	$35,524
Michael R. Heaton
Payments	$815,000	—	$4,075,000	$4,075,000
Benefits			$51,113	$51,113
Simon Wilson[b]
Payments	$874,120	—	$3,933,540	$3,933,540
Benefits			$4,217	$4,217
Richard R. Grinnan
Payments	$620,000	—	$1,240,000	$1,240,000
Benefits			$26,398	$26,398
Brian J. Costanzo
Payments	$500,000	—	$1,000,000	$1,000,000
Benefits			$25,921	$25,921

a
If Messrs. Gayner, Heaton, Wilson, Grinnan, or Costanzo were terminated by the Company without cause following a change in control, they would receive cash payments and benefits as described in this column.

b	Mr. Wilson is paid in GBP. USD is based on the conversion rate at December 31, 2025 of 1 GBP to 1.3448 USD.

Equity Awards
In addition to the cash payments and benefits described under "Cash Payments and Benefits" above, under each executive's employment agreement, upon death or disability or if employment is terminated by the Company without cause, the executive voluntarily resigns by virtue of a material breach by the Company or the executive voluntarily resigns for a good reason that occurs within twelve months following a change in control:
•All outstanding, unvested equity awards held by the named executive officer would become fully vested. As of December 31, 2025, Messrs. Gayner, Heaton, Wilson, Grinnan and Costanzo had received RSUs that had not yet vested. See "Outstanding Equity Awards at Fiscal Year-End" above for a summary of outstanding RSUs, and the market value of those RSUs, at December 31, 2025; and
•All granted performance-based equity awards for such executive for which the performance period had not yet been fully completed would be deemed fully vested at 100% target potential. At December 31, 2025, that would have resulted in the issuance of additional shares of Common Stock worth the amounts set forth in the grid below.

Name	Value of Common Stock
Thomas S. Gayner	$4,537,500
Michael R. Heaton	$1,375,313
Simon Wilson	$1,475,078
Richard R. Grinnan	$813,750
Brian J. Costanzo	$656,250
Equity Compensation Plan Information
The following table presents information as of December 31, 2025 with respect to compensation plans under which shares of the Company's Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (including Restricted Stock Units)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans[a]
Equity Compensation Plans Approved by Shareholders	119,431[b]	—	472,894
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	119,431	—	472,894
a
This column includes, as of December 31, 2025, 252,492 shares available for grant under the 2024 Equity Incentive Plan and an aggregate 220,402 shares available for issuance or purchase on the open market under the 2020 Stock Purchase Plan, including 110,344 shares allocated to the Qualified Component of the 2020 Stock Purchase Plan and 110,058 shares allocated to the Non-Qualified Component of the 2020 Stock Purchase Plan.

b	The Company has no outstanding options, warrants or rights under the Equity Incentive Plan or the Company's prior equity plans, including the 2016 Equity Incentive Compensation Plan, the Omnibus Incentive Plan and the 2012 Equity Incentive Compensation Plan. Amounts reported represent shares to be issued in respect of outstanding or vested RSUs under these plans, including 35,384 RSUs that have vested but with respect to which receipt of issued shares has been deferred. Since RSUs do not have an exercise price, they are not taken into account in the computation of the weighted average exercise price.

PAY VERSUS PERFORMANCE
As required and set forth by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation paid to our named executive officers and the financial performance of the Company.
Pay Versus Performance Table

					Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers[g,h]	Value of Initial Fixed $100 Investment based on:				Company-Selected Measure[l]
	Summary Compensation Table Total for:		Compensation Actually Paid to:[f]				Total Shareholder Return	Peer Group Total Shareholder Return[i]			5-Year Average Operating Income	5-Year CAGR in Total Shareholder Return[k]
Year	PEO or Co-PEO 1	Co-PEO 2	PEO or Co-PEO 1[h]	Co-PEO 2					Net Income (Loss)
2025[a]	$14,124,065	N/A	$18,293,833	N/A	$4,192,316	$4,943,655	$208.04	$233.21	$2,152,405,000		$2,596,882,000	16%
2024[b]	$9,737,887	N/A	$11,917,117	N/A	$3,059,435	$3,490,644	$167.06	$212.57	$2,847,406,000		$2,212,688,600	9%
2023[c]	$8,068,291	N/A	$8,559,693	N/A	$2,469,487	$2,542,584	$137.41	$159.43	$2,101,090,000		$1,965,645,400	6%
2022[d]	$3,991,434	$3,981,772	$4,408,196	$4,398,534	$1,668,541	$1,763,178	$127.50	$140.39	($101,203,000)	[j]	$1,387,831,600	3%
2021[e]	$4,639,603	$4,630,441	$5,625,544	$5,616,382	$2,027,504	$2,324,107	$119.42	$122.08	$2,447,735,000	[j]	$1,449,820,000	6%

a    The named executive officers for the 2025 fiscal year included Thomas S. Gayner, as PEO, and Michael R. Heaton, Simon Wilson, Richard R. Grinnan, and Brian J. Costanzo as the non-PEO named executive officers.
b    The named executive officers for the 2024 fiscal year included Thomas S. Gayner, as PEO, and Michael R. Heaton, Jeremy A. Noble, Richard R. Grinnan, and Brian J. Costanzo as the non-PEO named executive officers.
c    The named executive officers for the 2023 fiscal year included Thomas S. Gayner, as PEO, and Michael R. Heaton, Jeremy A. Noble, Richard R. Grinnan, Brian J. Costanzo, and Teresa S. Gendron as the non-PEO named executive officers.
d    The named executive officers for the 2022 fiscal year included Thomas S. Gayner, as Co-PEO 1, and Richard R. Whitt, III, as Co-PEO 2, and Michael R. Heaton, Jeremy A. Noble, Robert C. Cox, and Richard R. Grinnan as the non-PEO named executive officers.
e    The named executive officers for the 2021 fiscal year included Thomas S. Gayner, as Co-PEO 1, and Richard R. Whitt, III, as Co-PEO 2, and Michael R. Heaton, Jeremy A. Noble, Robert C. Cox, and Bradley J. Kiscaden as the non-PEO named executive officers.
f    The amounts set out in these columns (i) represent the amounts of "compensation actually paid" to the PEO, or each Co-PEO, as computed in accordance with Item 402(v) of Regulation S-K, and (ii) do not reflect the actual amounts of compensation earned by or paid to the PEO, or each Co-PEO, during the applicable fiscal year.
g    The amounts set out in this column (i) represent the average amounts of "compensation actually paid" to the non-PEO named executed officers, as computed in accordance with Item 402(v) of Regulation S-K, and (ii) do not reflect the actual average amounts of compensation earned by or paid to the non-PEO named executive officers during the applicable fiscal year.
h    The amounts set out in the table below have been deducted from or added to the Total Compensation amounts reported in the Summary Compensation Table for 2025 for the PEO and non-PEO named executive officers to determine Compensation Actually Paid for 2025:

		Starting Amount:
			Deducted:	Added:	Added:	Added:	Adjusted Amount:
Year	Named Executive Officers	Summary Compensation Table Total	The grant date fair value of all stock awards granted in the applicable year, as reported in the Summary Compensation Table	The fair value as of the end of the covered fiscal year of all stock awards granted during the covered fiscal year that were outstanding and unvested as of the end of the covered fiscal year
The change (positive or negative) as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any stock awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year

The change (positive or negative) as of the vesting date (from the end of the prior fiscal year) in fair value of any stock awards granted in any prior fiscal year for which all vesting conditions were satisfied at the end of or during the covered fiscal year
							Compensation Actually Paid
2025	PEO	$14,124,065	$9,226,081	$9,757,476	$3,117,066	$521,307	$18,293,833
	Non-PEO NEOs*	$4,192,316	$1,816,074	$1,967,625	$512,625	$87,163	$4,943,655
	* As an average.
i    Dow Jones U.S. Property & Casualty Insurance Companies Index.
j    Amounts are as disclosed in the Pay Versus Performance Table in the Company's 2023 Proxy Statement. Due to a restatement as a result of the required adoption of Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2018-12, Financial Services—Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts effective January 1, 2023, net income for 2022 and 2021 has been restated to $(103,357,000) and $2,445,867,000, respectively.
k    The term CAGR means compound annual growth rate.
l    These Company-selected financial performance measures represent the most important financial performance measures used by the Company and were weighted equally to link compensation actually paid to the Company's named executed officers (excluding Mr. Wilson), for the most recently completed fiscal year, to the Company's performance. See "Compensation for Simon Wilson" for a discussion of performance measures for Mr. Wilson.

Relationship between Performance Measures and Compensation Actually Paid
The following graphs represent the relationship between "compensation actually paid," as reflected in the Pay Versus Performance Table, to the Company's PEO, or each Co-PEO, as applicable, and other named executive officers (expressed as an average) and the performance measures included in the Pay Versus Performance Table (Total Shareholder Return, Peer Group Total Shareholder Return, Net Income, 5-Year Average Operating Income and 5-Year CAGR in Total Shareholder Return).

Relationship Between Pay and Performance
$20
$15
$10
$5
$—
Millions
$300.00
$250.00
$200.00
$150.00
$100.00
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO, or each Co-PEO, as applicable ($ in millions)
Average Compensation Actually Paid to Non-PEO Named Executive Officers ($ in millions)
Total Shareholder Return ($)
Peer Group Total Shareholder Return ($)

Relationship Between Pay and Performance
$20
$15
$10
$5
$—
Millions
$3.00
$2.00
$1.00
$—
$(1.00)
Billions
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO, or each Co-PEO, as applicable ($ in millions)
Average Compensation Actually Paid to Non-PEO Named Executive Officers ($ in millions)
Net Income ($ in billions)

Relationship Between Pay and Performance
Millions
Billions
$20
$15
$10
$5
$—
$3.00
$2.25
$1.50
$0.75
$—
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO, and each Co-PEO, as applicable ($ in millions)
Average Compensation Actually Paid to Non-PEO Named Executive Officers ($ in millions)
5-Year Average Operating Income ($ in billions)

Relationship Between Pay and Performance
$20
$15
$10
$5
$—
Millions
20%
15%
10%
5%
—%
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO, and each Co-PEO, as applicable ($ in millions)
Average Compensation Actually Paid to Non-PEO Named Executive Officers ($ in millions)
5-Year CAGR in Total Shareholder Return (%)

Most Important Financial Performance Measures Table
The following table lists the two most important financial performance measures used by the Company to link compensation actually paid to the Company's named executive officers, for the most recently completed fiscal year, to Company performance.

Most Important Financial Performance Measures Used by the Company to Link Compensation Actually Paid to Company's Performance

5-year average of the Company's operating income
5-year CAGR in the Company's total shareholder return

See "Compensation Discussion and Analysis – Incentive Compensation" for additional discussion of the relationship between these financial performance measures and compensation paid to the Company's named executive officers for the most recently completed fiscal year. See "Compensation for Simon Wilson" above for discussion of Mr. Wilson's performance measures.

PAY RATIO
As required and set forth by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K (the Pay Ratio Rule), we are providing the following information about the relationship of the annual total compensation of our median employee to the annual total compensation of our PEO during 2025.
For 2025, our last completed fiscal year:
•the annual total compensation of our median employee, an employee within one of our Industrial businesses, was $72,765; and
•the annual total compensation of our PEO was $14,150,662.
Based on this information, for 2025, the ratio of the annual total compensation of our PEO to the annual total compensation of our median employee was 194.5 to 1.
To determine the annual total compensation of our median employee and our PEO, we used the following methodology and material assumptions, adjustments, and estimates:
•We determined that, as of October 1, 2025, our employee population, excluding our PEO, consisted of approximately 22,163 individuals working at our consolidated subsidiaries as of such date, of which approximately 18,980 were U.S. employees and approximately 3,183 were non-U.S. employees. This population consisted of full-time, part-time, temporary, and seasonal employees employed on that date. Of the total employee population, 5,315 or 24% of individuals were employed by our insurance businesses, while 16,798 or 76% of individuals were employed by other subsidiaries in our non-insurance businesses. Markel Group holding company employees accounted for 50 employees, or less than 1% of the total employee population. As permitted under the Pay Ratio Rule, the employee population for determining our median employee in 2025 did not include approximately 58 employees of Educational Partners International, LLC, which we acquired in a transaction that was completed in January 2025.
•We selected October 1, 2025, which was the earliest date in 2025 permitted under the Pay Ratio Rule, as the determination date for identifying the median employee to allow sufficient time to identify the median employee given the global scope of our operations. This approach is consistent with the approach we have taken in prior years.
•Our employee population for determining the median employee, after taking into consideration certain adjustments allowed by the Pay Ratio Rule, consisted of approximately 21,350 individuals in the United States, United Kingdom, Dominican Republic and Canada. As permitted under the Pay Ratio Rule, we excluded 813 non-U.S. employees from the determination of the median employee to reduce the number of jurisdictions and separate payrolls, and thus the significant time and effort, involved in identifying the median employee. The number and jurisdictions of the excluded non-U.S. employees were as follows: 244 in the Netherlands, 105 in China, 102 in Germany, 95 in Bermuda, 69 in Spain, 52 in Singapore, 30 in the United Arab Emirates, 27 in India, 23 in France, 18 in Australia, 15 in Ireland, 13 in Mexico, 9 in Hong Kong, 4 in Switzerland, 3 in Malaysia, 2 in Lebanon, 1 in Italy, and 1 in the Philippines.
•To identify the median employee from our employee population as of October 1, 2025, we consistently compared the amount of compensation for all our employees (excluding our PEO) included in the calculation as reflected in our payroll records for the period from January 1 to the payroll end date closest to September 30, 2025 using the equivalent of Medicare taxable wages as reported in IRS Form W-2. For our employees who were paid in a currency other than U.S. dollars, these amounts were converted into U.S. dollars at the applicable exchange rates at October 1, 2025.
•For purposes of determining annual total compensation for 2025 for our median employee and our PEO, we used the same method used to determine the respective amounts reported for our PEO in the "Total" column of our 2025 Summary Compensation Table included in this Proxy Statement, plus compensation under non-discriminatory benefit plans. For our PEO, this included $26,597 in compensation under non-discriminatory benefit plans not reflected in the Summary Compensation Table.
The median employee's annual total compensation is not indicative of any other individual or group of employees of Markel Group. The unique structure of our business and the varying industries and geographies of our subsidiaries result in differing pay scales across our companies.

OTHER MATTERS
The Board knows of no other matters that will be brought before the 2026 Annual Meeting. However, if any other matters are properly presented, or if any question arises as to whether any matter has been properly presented and is a proper subject for shareholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.
SHAREHOLDER PROPOSALS
Business Proposals for Inclusion in the Proxy Materials for the 2027 Annual Meeting of Shareholders (Rule 14a-8)
Any shareholder desiring to make a proposal to be included in the Company's proxy materials pursuant to Rule 14a-8 of the Exchange Act for the 2027 Annual Meeting of Shareholders (the 2027 Annual Meeting) must deliver the proposal to the Company at its principal executive offices in Glen Allen, Virginia, no later than December 3, 2026, unless the date of the 2027 Annual Meeting is changed by more than 30 days from May 20, 2027, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials for the 2027 Annual Meeting. Any such proposal must meet the applicable requirements specified in Rule 14a-8 of the Exchange Act.
Director Nominees for Inclusion in the Proxy Materials for the 2027 Annual Meeting of Shareholders (Proxy Access)
The Company's Bylaws permit any shareholder, or group of up to 20 shareholders, who has owned at least 3% of the outstanding shares of the Company's Common Stock continuously for at least three years, to nominate and include director nominees (up to the greater of 2 or 20% of the number of directors in office as of the last day on which notice of such nomination(s) may be given) in the Company's proxy materials for the 2027 Annual Meeting. Any eligible shareholder, or group of shareholders, wishing to nominate and include director nominees in the Company's proxy materials for the 2027 Annual Meeting must give notice in writing of the proposed nomination(s), along with certain nomination materials, to the Secretary of the Company, by registered or certified United States mail, at the principal executive offices of the Company in Glen Allen, Virginia, not earlier than November 3, 2026, and not later than December 3, 2026. The notice, nominee(s) and accompanying nomination materials must satisfy the requirements set forth in the Company's Bylaws, which are publicly available on the Company's website, ir.mklgroup.com/investor-relations/governance.
Other Business Proposals or Director Nominees for Consideration at the 2027 Annual Meeting of Shareholders
Under the Company's Bylaws, any shareholder wishing to make a proposal or nominate a director at the 2027 Annual Meeting (other than a proposal or nomination of a director to be included in the Company's proxy materials pursuant to Rule 14a-8 of the Exchange Act or the Company's proxy access bylaw, respectively) must give notice in writing of the proposal or nomination to the Secretary of the Company, by registered or certified United States mail, at the principal executive offices of the Company in Glen Allen, Virginia, not earlier than January 20, 2027, and not later than February 19, 2027, unless the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after May 20, 2027, in which case the notice must be given not earlier than the 120th day prior to the date of the 2027 Annual Meeting and not later than the 90th day prior to the date of the 2027 Annual Meeting or the 10th day following the date on which the Company first publicly announces the date of the 2027 Annual Meeting, whichever is later. The notice must satisfy the requirements set forth in the Company's Bylaws, which are publicly available on the Company's website, ir.mklgroup.com/investor-relations/governance.
In addition to satisfying the foregoing requirements under the Company's Bylaws, to comply with the SEC's universal proxy rules, shareholders who intend to solicit proxies in support of any director nominee other than the Company's nominees for consideration at the 2027 Annual Meeting must provide to the Company a notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 21, 2027, unless the date of the 2027 Annual Meeting is more than 30 days before or after May 20, 2027, in which case the notice must be given no later 60 days prior to the date of the 2027 Annual Meeting or the 10th day following the date on which the Company first publicly announces the date of the 2027 Annual Meeting, whichever is later.
Any matter or nomination proposed to be brought before the 2027 Annual Meeting other than in compliance with these procedures and the Company's Bylaws may be ruled out of order by the chair of the meeting.

By Order of the Board of Directors

Richard R. Grinnan, Secretary
April 2, 2026

APPENDIX A
THE PROPOSED AMENDMENT
This Proposed Amendment amends the existing Amended and Restated Articles of Incorporation of Markel Group Inc. (the Corporation) by adding a new Article VIII – Voting as set forth below.
ARTICLE VIII – VOTING
8.1    Subject to the terms of any preferred stock designations or the terms of any provision of the Virginia Stock Corporation Act that cannot be altered by the Articles of Incorporation or the Corporation's Bylaws, any action on a matter involving:
(i)    An amendment to the Articles of Incorporation;
(ii)    A plan of merger or acquisition for which the Virginia Stock Corporation Act requires shareholder approval;
(iii)    A share exchange for which the Virginia Stock Corporation Act requires shareholder approval;
(iv)    The conversion of the Corporation;
(v)    A sale of all or substantially all the Corporation's assets for which the Virginia Stock Corporation Act requires shareholder approval;
(vi)    The dissolution of the Corporation; or
(vii)    The re-domestication of the Corporation,
shall require the approval, by the affirmative vote, of a majority of all votes entitled to be cast by each voting group entitled to vote thereon.

MARKEL GROUP

MARKEL GROUP INC.
ATTN: SARAH MIKOWSKI
4521 HIGHWOODS PARKWAY
GLEN ALLEN, VA 23060

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of proxy materials. Vote by 11:59 P.M. ET on May 19, 2026. Have the control number that is printed in the box marked by the arrow available when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 19, 2026. Have the control number that is printed in the box marked by the arrow available when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE DURING THE MEETING
You may vote in person by attending the meeting. At the meeting, you will need to request a ballot to vote.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87880-P41820-Z91690

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARKEL GROUP INC.

The Board of Directors recommends you vote FOR each of the following director nominees:

1. Election of directors.

Nominees:	For	Against	Abstain
1a. Mark M. Besca	☐	☐	☐
1b. Lawrence A. Cunningham	☐	☐	☐
1c. Thomas S. Gayner	☐	☐	☐
1d. Greta J. Harris	☐	☐	☐
1e. Morgan E. Housel	☐	☐	☐
1f. Diane Leopold	☐	☐	☐
1g. Steven A. Markel	☐	☐	☐
1h. Jonathan E. Michael	☐	☐	☐
1i. Harold L. Morrison, Jr.	☐	☐	☐
1j. Michael O'Reilly	☐	☐	☐
1k. A. Lynne Puckett	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.	For	Against	Abstain
2. Advisory vote on approval of executive compensation.	☐	☐	☐
3. Ratification of the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company's independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐
4. Approval of amendments to the Company's Amended and Restated Articles of Incorporation.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposals 5 and 6.	For	Against	Abstain
5. Shareholder proposal for a report on the Company's strategies and action plans to mitigate material environmental risks.	☐	☐	☐
6. Shareholder proposal to give shareholders an ability to call for a special shareholder meeting.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V87881-P41820-Z91690

MARKEL GROUP INC.
2026 Annual Meeting of Shareholders
May 20, 2026 2:00 P.M. ET
This proxy is solicited by the Board of Directors

In their discretion, the proxies are authorized to vote on any matters that properly come before the meeting. The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated April 2, 2026, hereby appoints Thomas S. Gayner, Richard R. Grinnan, and Amy A. McCann (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote all the shares of Common Stock of Markel Group Inc. held of record by the undersigned on March 12, 2026, at the Annual Meeting of Shareholders to be held on May 20, 2026, at University of Richmond's Robins Center, 365 College Road, Richmond, Virginia, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. WHERE NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSALS 2, 3, AND 4, AND AGAINST PROPOSALS 5 AND 6.

PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Please complete, sign, and date on the reverse side.)